Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

DATED AS OF JANUARY 25, 2008

between

CENTERLINE HOLDING COMPANY

and

RELATED SPECIAL ASSETS LLC

Table of Contents

ARTICLE I	Sale of the Convertible Preferred Shares	1

Section 1.1	Authorization of Issuance and Sale and Delivery of the Convertible Preferred Shares	1

Section 1.2	The Closing of the Sale of the Convertible Preferred Shares	1

ARTICLE II	The Closing	2

Section 2.1	Deliveries at the Closing.	2

Section 2.2	Restrictive Legend	3

ARTICLE III	[Intentionally omitted]	4

ARTICLE IV	[Intentionally omitted]	4

ARTICLE V	Representations and Warranties of the Company	5

Section 5.1	Due Creation, Good Standing and Due Qualification.	5

Section 5.2	Subsidiary Due Organization, Good Standing and Due Qualification	5

Section 5.3	Authorization; Enforceability; Corporate and Other Proceedings.	5

Section 5.4	Non Contravention.	6

Section 5.5	Absence of Defaults	6

Section 5.6	Capitalization of the Company.	7

Section 5.7	Offering Exemption.	7

Section 5.8	SEC Reports.	7

Section 5.9	Financial Statements.	8

Section 5.10	No Material Adverse Change	8

Section 5.11	No Consent or Approval Required.	8

Section 5.12	Absence of Proceedings.	9

Section 5.13	Possession of Licenses and Permits	9

Section 5.14	Title to Property	9

Section 5.15	Investment Company Act	9

Section 5.16	Authorization of the Trust Agreement	10

Section 5.17	Limitation of Personal Liability	10

Section 5.18	Similar Offerings	10

Section 5.19	No General Solicitation	10
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Section 5.20	Partnership Status	10

Section 5.21	Maintenance of Controls and Procedures	11

Section 5.22	Registration Statement	11

Section 5.23	Brokers or Finders.	11

ARTICLE VI	Representations and Warranties of the Purchaser	11

Section 6.1	Experience.	11

Section 6.2	Investment.	12

Section 6.3	Transfer Restrictions.	12

Section 6.4	Brokers or Finders.	12

Section 6.5	Organization; Good Standing; Qualification and Power.	12

Section 6.6	Authorization; Enforceability; Corporate and Other Proceedings.	13

Section 6.7	Non Contravention.	13

Section 6.8	No Consent or Approval Required.	13

Section 6.9	Similar Offerings	14

Section 6.10	No General Solicitation	14

ARTICLE VII	Covenants	14

Section 7.1	Board Designation Right	14

Section 7.2	Consummation of the Rights Offering	15

Section 7.3	NYSE Listing	16

Section 7.4	Distributions Upon Redemption	17

Section 7.5	Tax Allocations	17

ARTICLE VIII	Indemnification	17

Section 8.1	Indemnification Generally.	17

Section 8.2	Indemnification Procedures For Third-Party Claims.	18

Section 8.3	Survival of Representations, Warranties and Covenants	19

ARTICLE IX	Miscellaneous	19

Section 9.1	Expenses and Taxes.	19

Section 9.2	Further Assurances.	19

Section 9.3	Securities Law Disclosure; Public Announcement.20

Section 9.4	No Third-Party Beneficiaries.	20

Section 9.5	Entire Agreement.	20

Section 9.6	Successors and Assigns.	20
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Section 9.7	Counterparts.	21

Section 9.8	Notices.	21

Section 9.9	Governing Law.	22

Section 9.10	Submission to Jurisdiction	22

Section 9.11	Specific Performance	22

Section 9.12	Amendments and Waivers.	23

Section 9.13	Incorporation of Schedules and Exhibits.	23

Section 9.14	Construction.	23

Section 9.15	Interpretation.	23

Section 9.16	Severability.	23

Section 9.17	Waiver of Jury Trial.	24

Annexes

Annex I	– Certain Definitions

Schedules

Schedule 5.4
Schedule 5.10
Schedule 5.11
Schedule 5.12
Schedule 5.23

Exhibits

Exhibit A	– Form of Certificate of Designation
Exhibit B	– Form of Registration Rights Agreement
Exhibit C	– Form of Legal Opinion of Richards, Layton & Finger, P.A.
Exhibit D	– Form of Legal Opinion of Paul, Hastings, Janofsky & Walker LLP
Exhibit E	– Form of Instrument of Accession
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SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of January 25, 2008, between Centerline Holding Company, a statutory trust created under the laws of the state of Delaware (the “Company”), and Related Special AssetsLLC, a Delaware limited liability company (the “Purchaser”).

RECITALS

WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, 11,216,628 11.0% Cumulative Convertible Preferred Shares, Series A-1 of the Company (the “Convertible Preferred Shares”) containing the terms set forth in the Certificate of Designation attached as Exhibit A hereto (the “Certificate of Designation”) and the Second Amended and Restated Trust Agreement of the Company, dated as of November 17, 2003, as amended by Amendment No. 1 thereto, dated as of September 20, 2005, as further amended by Amendment No. 2 thereto, dated as of November 30, 2005, as further amended by Amendment No. 3 thereto, dated as of June 13, 2006, and as further amended by Amendment No. 4 thereto, dated as of April 2, 2007 (the “Trust Agreement”);

NOW, THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Company and the Purchaser agree as follows:

All capitalized terms used and not otherwise defined in this Agreement shall have the definitions set forth on Annex I hereto or, if not set forth on Annex I, in the Trust Agreement.

ARTICLE I
Sale of the Convertible Preferred Shares

Section 1.1    Authorization of Issuance and Sale and Delivery of the Convertible Preferred Shares.

Subject to the terms and conditions hereof, the Purchaser agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to the Purchaser at the Closing, the Convertible Preferred Shares at an aggregate purchase price of $131,234,548 (the “Aggregate Purchase Price”), representing a price per Convertible Preferred Share of $11.70.

Section 1.2    The Closing of the Sale of the Convertible Preferred Shares.

The closing (the “Closing”) shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, NY 10022, at 10:00 a.m., New York time, on the date hereof, or such other time and date as the parties may agree upon (the date that the Closing occurs, the “Closing Date”).  At the Closing, on the terms and subject to the conditions contained herein, the Company shall issue and deliver the Convertible Preferred Shares against receipt by the Company of the Aggregate Purchase Price by wire transfer of immediately available funds to an account, which the Company shall designate to the Purchaser prior to the Closing in writing.  The Convertible Preferred Shares shall be evidenced by certificates.

ARTICLE II
The Closing

Section 2.    Deliveries at the Closing.

(1)            At the Closing, the Company shall deliver to the Purchaser:

(a)            a duly executed share certificate registered in the name of the Purchaser, representing the Convertible Preferred Shares being purchased by the Purchaser pursuant to this Agreement;

(b)            a counterpart signature page to the Registration Rights Agreement, in the form attached as Exhibit B hereto (the “Registration Rights Agreement”), duly executed by the Company;

(c)            the opinion of Richards, Layton & Finger, P.A. Delaware counsel to the Company, dated as of the Closing Date, in the form attached as Exhibit C hereto;

(d)            the opinion of Paul, Hastings, Janofsky & Walker LLP, New York counsel to the Company, dated as of the Closing Date, in the form attached as Exhibit D hereto;

(e)            an executed copy of the Supplemental Listing Application to the New York Stock Exchange, Inc. (the “NYSE”) in respect of the common shares of beneficial interest, no par value, of the Company (the “Common Shares”) issuable upon the conversion of Convertible Preferred Shares;

(f)            a Secretary’s Certificate, duly executed by the Secretary of the Company, appending certified copies of the Company’s Fundamental Documents and minutes/resolutions of the Board of Trustees of the Company (the “Board”) (and, if applicable, any committee) approving the Documents and the transactions contemplated thereby (including, without limitation, the Certificate of Designation and the Rights Offering (as defined herein));

(g)            an Incumbency Certificate, duly executed by an authorized officer of the Company, certifying with respect to the incumbency of the officers listed thereon and the genuineness of such officers’ respective signatures;

(h)            a duly executed counterpart signature page to a cross-receipt (the “Cross-Receipt”) with respect to the Company’s receipt of the Aggregate Purchase Price and the Purchaser’s receipt of the Convertible Preferred Shares;

(i)            a Certificate of good standing of the Company from the Secretary of State of the States of Delaware, New York, Virginia and Texas, each dated as of a recent date; and

(j)            an executed copy of the Waiver to Revolving Credit and Term Loan Agreement, dated as of January 24, 2008, by and among the Company and Centerline Capital Group Inc., those Persons listed as Guarantors on Schedule 1 thereto and those Lenders constituting the Required Lenders (as defined therein), each as set forth on a counterpart signature page thereto; and

(2)            At the Closing, the Purchaser shall deliver to the Company:

(a)            the Aggregate Purchase Price for the Convertible Preferred Shares being purchased by the Purchaser pursuant to this Agreement; and

(b)            a counterpart signature page to the Registration Rights Agreement, duly executed by the Purchaser; and

(c)            a duly executed counterpart signature page to the Cross-Receipt.

Section 2.2    Restrictive Legend.

The certificate representing the Convertible Preferred Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities Laws), upon issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act:

THE 11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS, AND CENTERLINE HOLDING COMPANY (THE “ISSUER”) HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”).  NEITHER SUCH 11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, RESELL OR OTHERWISE TRANSFER THE 11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES REPRESENTED HEREBY, UNLESS SUCH 11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES NO LONGER CONSTITUTE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO ONE OR MORE PERSONS, EACH OF WHICH IS AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT) THAT IS ACQUIRING SUCH 11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES FOR ITS OWN ACCOUNT FOR INVESTMENT AND NOT

WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR OTHER APPLICABLE SECURITIES LAWS OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCREDITED INVESTOR BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL.

TO THE FULLEST EXTENT PERMITTED BY LAW, ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTION TO THE CONTRARY TO THE ISSUER, THE TRANSFER AGENT OR ANY INTERMEDIARY.

Furthermore, the Convertible Preferred Share certificate will contain a legend substantially to the following effect:

THE ISSUER WILL FURNISH TO ANY SHAREHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF (1) ANY RESTRICTIONS, LIMITATIONS, PREFERENCES OR REDEMPTION PROVISIONS CONCERNING THE 11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES AND (2) THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DISTRIBUTIONS, AND OTHER QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE 11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF SUCH CLASS TO THE EXTENT THEY HAVE BEEN SET, AND THE AUTHORITY OF THE BOARD OF TRUSTEES OF THE ISSUER TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF 11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES.  11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN WHOLE SHARES.

ARTICLE III
[Intentionally omitted]

ARTICLE IV
[Intentionally omitted]

ARTICLE V
Representations and Warranties of the Company

                As a material inducement to the Purchaser to enter into and perform its obligations under this Agreement, the Company hereby represents and warrants to the Purchaser as follows:

Section 5.1    Due Creation, Good Standing and Due Qualification.

The Company has been duly created and is validly existing as a statutory trust in good standing under the laws of the state of Delaware, and under the Trust Agreement, resolutions of the Board (or a duly authorized committee thereof) and the Delaware Statutory Trust Act, has full trust power and authority to own, lease and operate its properties and conduct its business as presently being conducted and to enter into and perform its obligations under, or as contemplated under, this Agreement; and the Company is duly qualified as a statutory trust to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse change in the business, Assets, liabilities, operations, condition (financial or otherwise) or operating results of the Company and its Subsidiaries (as defined herein), taken as a whole (a “Material Adverse Effect”).

Section 5.2    Subsidiary Due Organization, Good Standing and Due Qualification.

Each of the Company’s Subsidiaries has been duly created and is validly existing and is in good standing under the laws of the state of its creation, and under its respective Fundamental Documents and relevant state law, has full power and authority to own, lease and operate its properties and to conduct its business as presently being conducted; each such Subsidiary is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the SEC Reports, all of the issued and outstanding equity interests of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable interests in such Subsidiary that are owned by the Company, directly or through other Subsidiaries, free and clear of any Lien; and none of the outstanding equity interests of the Subsidiaries were issued in violation of any preemptive right, resale right, right of first refusal or other similar right.

Section 5.3    Authorization; Enforceability; Corporate and Other Proceedings.

(1)            The Company has all requisite power and authority to execute and deliver each Document to which it is a party and to perform its obligations under each such Document. Each Document to which the Company is a party has been duly authorized by all necessary action on the part of the Company, and each Document to which the Company is a party has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(2)            The authorization, issuance, sale and delivery of the Convertible Preferred Shares have been duly authorized by all requisite action of the Board. Notwithstanding anything contained on the schedules attached hereto, the Convertible Preferred Shares being issued as of the Closing Date, if and when issued, will be duly and validly issued and outstanding, fully paid and nonassessable interests in the Company, with no personal liability attaching to the ownership thereof, free and clear of any Liens, and will not be subject to any preemptive right, resale right, right of first refusal or other similar rights of any security holder of the Company, provided that the Rights Offering (as defined herein) shall be made to holders of Trust Securities (as defined herein), other than the Purchaser Group (as defined herein).  The underlying Common Shares issuable upon conversion of the Convertible Preferred Shares have been duly authorized by all requisite action of the Board and, when issued upon such conversion and delivered against surrender of the Convertible Preferred Shares, will be duly and validly issued, fully paid and nonassessable interests in the Company and will not be subject to any preemptive right, resale right, right of first refusal or other similar rights of any security holder of the Company, provided that the Rights Offering (as defined herein) shall be made to holders of Trust Securities (as defined herein), other than the Purchaser Group.

Section 5.4    Non Contravention.

Notwithstanding anything contained on the schedules attached hereto, the execution, delivery and performance by the Company of the Documents, the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof, including the issuance, sale and delivery of the Convertible Preferred Shares have not, do not and shall not (whether with or without the giving of notice or passage of time or both), (a) violate any Law to which the Company or any of its Subsidiaries is subject, (b) violate any provision of the Fundamental Documents of the Company or the Fundamental Documents of the Company’s Subsidiaries, (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, require the repurchase, redemption or repayment of, terminate, modify or cancel, or require any notice under any material contract to which the Company or any of its Subsidiaries is a party, or (d) result in the imposition of any Lien upon any of the Assets of the Company or any of its Subsidiaries.

Section 5.5    Absence of Defaults.  The Company is not in violation of its Trust Agreement, none of the Company’s Subsidiaries are in violation of their respective Fundamental Documents and neither the Company nor any of its Subsidiaries are in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for such violations or defaults that would not result in a Material Adverse Effect.

Section 5.6    Capitalization of the Company.

(1)            All of the issued and outstanding beneficial interests in the Company have been duly and validly authorized and issued and are fully paid and nonassessable interests in the Company, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or other similar right.

(2)            Except as contemplated by the Documents, the Certificate of Designation, including the Rights Offering (as defined therein) or the Trust Agreement, or as otherwise disclosed in the SEC Reports, there are, and immediately after consummation of the Closing there will be, no (i) outstanding warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which the Company  is or may become obligated to issue or sell any shares of the Company’s capital stock or other securities (or securities convertible into securities of the Company), (ii) preemptive rights, resale rights, rights of first refusal or similar rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company pursuant to any provision of Law, the Company’s Fundamental Documents or any contract, “shareholders’ rights plan”, “poison pill” or similar plan, arrangement or scheme to which the Company is a party or (iii) right, contractual or otherwise, to cause the Company to register pursuant to the Securities Act, any beneficial interests in the Company upon the issue and sale of the Convertible Preferred Shares, in each case, other than those rights that have been expressly waived, fully and unconditionally, prior to the date hereof; immediately following the Closing hereunder, the Convertible Preferred Shares will represent 14% of the Company’s Common Shares on a fully diluted basis, assuming vesting of all outstanding restricted Common Shares and conversion or exchange of all outstanding vested options exercisable for Common Shares, Common Shares, Special Common Units, Special Common Interests, 4.40% Cumulative Perpetual Convertible Community Reinvestment Act Preferred Shares, Series A-1 and Convertible Community Reinvestment Act Preferred Shares.

Section 5.7    Offering Exemption.

Based upon and assuming the accuracy of the representations of the Purchaser in Article VI, the offering, sale and issuance of the Convertible Preferred Shares do not require registration under the Securities Act or applicable state securities and “blue sky” Laws.  The Company has made all requisite filings and has taken or will take all action necessary to be taken to comply with such state securities or “blue sky” Laws.

Section 5.8    SEC Reports.

(i) The Company’s Annual Report on Form 10-K most recently filed with the SEC (the “Annual Report”) and (ii) each subsequent report filed with the SEC pursuant to the Exchange

Act (together with the Annual Report, the “SEC Reports”), as of their respective dates, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such documents, when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder (including Regulation S-X).  Since the date of the filing of the Annual Report with the SEC, the Company has made all filings with the SEC required to be made by the Company under the Exchange Act.

Section 5.9    Financial Statements.

The consolidated financial statements of the Company  contained in the SEC Reports (the “Financial Statements”) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present, in all material respects, in conformity with GAAP, the consolidated financial position of the Company  and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (except, in each case, as may be indicated in the notes thereto and subject, in each case, to normal year-end adjustments in the case of any unaudited interim financial statements).

Section 5.10    No Material Adverse Change.  Since September 30, 2007 (the date of the most recent financial statements of the Company  filed with the SEC), except as otherwise stated therein or in the SEC Reports, or otherwise set forth on Schedule 5.10 hereto, there has not been (i) any change resulting in a Material Adverse Effect, (ii) any transaction which is material to the Company  or its Subsidiaries, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company  and its Subsidiaries taken as a whole, incurred by the Company  or its Subsidiaries, except obligations incurred in the, ordinary course of business, (iv) any change in the beneficial interests in or outstanding indebtedness of the Company  or its Subsidiaries, except changes in the ordinary course of business or (v) except for regular quarterly dividends on the beneficial interests in the Company  or its Subsidiaries, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made on the beneficial interests in the Company  or its Subsidiaries.  Neither the Company  nor its Subsidiaries has any material contingent obligation which is not disclosed in this Agreement or the SEC Reports.

Section 5.11    No Consent or Approval Required.

Except as set forth on Schedule 5.11 hereto, no consent, approval or authorization of, or declaration to or filing with, any Person, including pursuant to the Credit Agreement or the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, is required by the Company for the valid authorization, execution and delivery by the Company of any Document or for its consummation of the transactions contemplated thereby or for the valid authorization, issuance and delivery of the Convertible Preferred Shares, other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be, and such as may be required under state securities or “blue sky” laws in connection with the purchase and resale of the Convertible Preferred Shares.

Section 5.12    Absence of Proceedings.

Except as disclosed in the SEC Reports or set forth on Schedule 5.12 hereto, there is no Proceeding now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries which, singly or in the aggregate, would result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated herein or the performance by the Company of its obligations hereunder.

Section 5.13    Possession of Licenses and Permits.  The Company  and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign, regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Company  and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company  nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

Section 5.14    Title to Property.

The Company and its Subsidiaries do not own any real property nor do they have any leases or subleases with respect to any real property (except for seventeen properties leased by the Company and its Subsidiaries); the Company and its Subsidiaries have good and marketable title to the investments described in the SEC Reports, in each case, free and clear of all Liens of any kind except such as (i) are described in the SEC Reports or (ii) do not, singly or in the aggregate, materially affect the value of any such investments; and neither the Company  nor any of its Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company  or any of its Subsidiaries under any of such investments, or affecting or questioning the rights of the Company  or any Subsidiary thereof to the continued possession of the investments.

Section 5.15    Investment Company Act.

The Company is not, and upon the issuance and sale of the Convertible Preferred Shares as herein contemplated and the application of the net proceeds therefrom will not be, an

“investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

Section 5.16    Authorization of the Trust Agreement.

The Trust Agreement, has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company , enforceable against the Company  in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally or by general principles of equity.

Section 5.17    Limitation of Personal Liability.

The holders of the Convertible Preferred Shares will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, that pursuant to the terms of this Agreement, the Purchaser will indemnify the Company against any liability resulting from any inaccuracy in or breach of any such investor’s representations and warranties in accordance with the terms hereof; and provided, further, however, it being understood that a holder of Convertible Preferred Shares may be obligated to make certain payments provided for in the Trust Agreement.

Section 5.18    Similar Offerings.

None of the Company, its Affiliates, or any Person acting on its or any of their behalf (in each case other than the Purchaser, as to which the Company makes no representation), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Convertible Preferred Shares in a manner that would require the Convertible Preferred Shares to be registered under the Securities Act.

Section 5.19    No General Solicitation.

None of the Company, its Affiliates or any person acting on its or any of their behalf (in each case other than the Purchaser, as to whom the Company  makes no representation) has engaged or will engage, in connection with the offering of the Convertible Preferred Shares, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

Section 5.20    Partnership Status.

The Company has been and is properly treated as a partnership, and not as a publicly traded partnership taxable as a corporation or as an association taxable as a corporation for federal income tax purposes, and the holders of the Convertible Preferred Shares will be treated as partners for U.S. federal income tax purposes.

Section 5.21    Maintenance of Controls and Procedures.

The Company  has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that (A) are designed to ensure that material information relating to the Company , including its Subsidiaries, is made known to the Company ’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Company  with the SEC which it may make under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are being prepared and (B) have been evaluated for effectiveness as of the end of the Company ’s most recent quarterly report on Form 10-Q filed with the SEC.  The Company’s accountants and the audit committee of the Board have been advised of (x) any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize, and report financial data and (y) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

Section 5.22    Registration Statement

As of the date  hereof, the Company  meets the requirements for use of Form S-3 under the Securities Act and a registration statement has been filed with the SEC for registration under the Securities Act of the offering and sale of debt and equity securities of the Company  and has been declared effective under the Securities Act and no stop order suspending the effectiveness of the registration statement has been issued and no Proceedings for that purpose have been instituted, or to the knowledge of the Company, are contemplated by the SEC.

Section 5.23    Brokers or Finders.

Except as set forth on Schedule 5.23, the Company has not retained any investment banker, broker or finder in connection with this Agreement or the transactions contemplated hereby (including the sale of the Convertible Preferred Shares) or incurred any liability for any brokerage or finders’ fees, agent commissions or any similar charges in connection wit this Agreement or the transactions contemplated hereby.

ARTICLE VI
Representations and Warranties of the Purchaser

As a material inducement to the Company to enter into and perform its obligations under this Agreement, the Purchaser represents, warrants and covenants to the Company as follows:

Section 6.1    Experience.

The Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act and, by virtue of its experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, the Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  The Purchaser has had access to the Company’s senior management and has had the opportunity to conduct such due diligence review as it has deemed appropriate.

Section 6.2    Investment.

The Purchaser has not been formed solely for the purpose of making this investment and is not making this investment with the view to, or for resale in connection with, any distribution of any part thereof in violation of, or in a manner that would require registration of the Convertible Preferred Shares being purchased hereby under, the Securities Act.  The Purchaser understands that the Convertible Preferred Shares have not been registered under the Securities Act or applicable state securities or “blue sky” Laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities or “blue sky” Laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein and the Purchaser will not take any actions that would have caused the Convertible Preferred Shares being purchased hereby to be registered under the Securities Act.  Notwithstanding the foregoing, the consummation of the Rights Offering and the use of the proceeds thereof shall not be deemed to be a violation of this representation, warranty and covenant.

Section 6.3    Transfer Restrictions.

The Purchaser acknowledges and understands that it must bear the economic risk of this investment for an indefinite period of time because the Convertible Preferred Shares must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities or “blue sky” Laws or unless an exemption from such registration is available.  The Purchaser understands that any transfer agent of the Company  will be issued stop transfer instructions with respect to the Convertible Preferred Shares unless any transfer thereof is subsequently registered under the Securities Act and applicable state securities or “blue sky” Laws or unless an exemption from such registration is available.

Section 6.4    Brokers or Finders.

The Purchaser has not retained any investment banker, broker or finder in connection with this Agreement or the transactions contemplated hereby (including the sale of the Convertible Preferred Shares) or incurred any liability for any brokerage or finders’ fees, agent commissions or any similar charges in connection wit this Agreement or the transactions contemplated hereby.

Section 6.5    Organization; Good Standing; Qualification and Power.

The Purchaser is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation, has all requisite power to carry on its business as presently being conducted and is qualified to do business and in good standing in every jurisdiction in which the failure so to qualify or be in good standing could reasonably be expected to have a material adverse effect on the business, Assets, liabilities, operations, condition (financial or otherwise) or operating results of the Purchaser and its subsidiaries, taken as a whole (a “Purchaser Material Adverse Effect”).

Section 6.6    Authorization; Enforceability; Corporate and Other Proceedings.

The Purchaser has all requisite power and authority to execute and deliver each Document to which it is a party and to perform its obligations under each such Document.  Each Document to which the Purchaser is a party has been duly authorized by all necessary action on the part of the Purchaser, and each Document to which the Purchaser is a party has been duly executed and delivered by the Purchaser, and assuming the due authorization, execution and delivery by the other parties thereto constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

Section 6.7    Non Contravention.

The execution, delivery and performance by the Purchaser of the Documents, the consummation of the transactions contemplated thereby and compliance with the provisions thereof, including the purchase of the Convertible Preferred Shares have not, do not and shall not, (a) violate any Law to which the Purchaser or any of its subsidiaries is subject, (b) violate any provision of the Fundamental Documents of the Purchaser or any of its subsidiaries, (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, require the repurchase of, terminate, modify or cancel, or require any notice under any material contract to which the Purchaser or any of its subsidiaries is a party or (d) result in the imposition of any Lien upon any of the Assets of the Purchaser or any of its subsidiaries, except in the case of (a), (c) and (d), as would not have a Purchaser Material Adverse Effect.

Section 6.8    No Consent or Approval Required.

No consent, approval or authorization of, or declaration to or filing with, any Person is required by the Purchaser for the valid authorization, execution and delivery by the Purchaser of any Document or for its consummation of the transactions contemplated thereby or for the purchase of the Convertible Preferred Shares, other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be, and such as may be required under state securities or “blue sky” laws in connection with the purchase and resale of the Convertible Preferred Shares.

Section 6.9    Similar Offerings.

None of the Purchaser, its Affiliates or any Person acting on its or any of their behalf (in each case other than the Company , as to which the Purchaser makes no representation), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Convertible Preferred Shares in a manner that would require the Convertible Preferred Shares to be registered under the Securities Act.

Section 6.10    No General Solicitation.

None of the Purchaser, its Affiliates or any person acting on its or any of their behalf (in each case other than the Company, as to whom the Purchaser makes no representation) has engaged or will engage, in connection with the offering of the Convertible Preferred Shares, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

ARTICLE VII
Covenants

Section 7.1    Board Designation Right.

(1)            If the Purchaser, together with its Affiliates and successors in interest, retain at least 50% of the Convertible Preferred Shares purchased upon consummation of the purchase and sale pursuant to Section 1.1 hereof immediately following completion of the Rights Offering and the associated redemption of Convertible Preferred Shares then held by Purchaser and its Affiliates and successors in interest (the Convertible Preferred Shares so retained, the "Retained Shares"), then from and after the date of completion of the Rights Offering for so long as the Purchaser, together with its Affiliates and successors in interest, collectively owns at least 50% of the Retained Shares, the Company shall, subject to and in accordance with the provisions of the Trust Agreement, Delaware law and the rules of the NYSE and any other national or regional securities exchange or system of automated dissemination of quotation of securities prices on which the Common Shares are then traded or quoted, acting through the Board, consistent with and subject to their duties under Delaware law and the Trust Agreement, take all actions necessary to cause the nomination by the Board of one (1) representative, designated by the Purchaser (the "Designee"),  for election by the holders of Common Shares and any other shares entitled to vote with the Common Shares of the Company in the election of trustees to the Board; provided, that, such Designee qualifies as "Independent" in accordance with applicable listing standards of the NYSE or any other national or regional securities exchange or system of automated dissemination of quotation of securities prices in the United States on which the Common Shares are then traded or quoted, each as amended from time to time, and that in addition the Board has affirmatively determined that such Designee had no material relationship with the Company or its Affiliates or any member of the senior management of the Company or his or her Affiliates.

(2)            The Purchaser shall provide written notice (the “Designation Notice”) to the Board identifying its Designee.  Upon receiving a Designation Notice, the trustees of the Board shall take such actions as may reasonably be within their power, consistent with and subject to their duties under Delaware law and the Trust Agreement, to cause the Board to nominate for appointment to the Board, the Designee, to include the Designee in the Company’s next election for trustees to its Board and to recommend that the shareholders of the Company vote for the Designee for election to the Board.

(3)            To the extent that the Designee is unable to stand for election for any reason, the Purchaser shall promptly provide to the Board a written notice of the name of the person to be designated by them in substitution of such prior Designee.

(4)            In the event that the Designee ceases to serve as a trustee of the Company due to death, resignation or removal of said trustee, the Purchaser may submit written notice to the Board designating an individual to replace said Designee. The trustees shall, consistent with and subject to their duties under Delaware law and the Trust Agreement, promptly recommend that the Board appoint such replacement designee as a trustee of the Company to fill any vacancy resulting from the death, resignation or removal of the Designee and to include the Designee in the Company’s next election for trustees to its Board and recommend that the shareholders of the Company vote for the Designee for election to the Board.  If any such Designee is elected at an Annual Meeting of Shareholders of the Company, the Designee will be nominated to the Board as a member of the class of trustees whose office have expired in that year.

Section 7.2    Consummation of the Rights Offering.

(1)            The Company shall use its commercially reasonable efforts to consummate a rights offering (the “Rights Offering”) to holders of (i) the Company’s Common Shares (including any restricted Common Shares), vested options exercisable for Common Shares, Convertible Community Reinvestment Act Preferred Shares, Series A Convertible Community Reinvestment Act Preferred Shares, 4.40% Cumulative Perpetual Convertible Community Reinvestment Act Preferred Shares, Series A-1 and/or Special Preferred Voting Shares, and/or (ii) Special Common Units and/or Special Common Interests issued, respectively, by Centerline Capital Company LLC and Centerline Investors I LLC, Affiliates of the Company (collectively, the “Trust Securities”), in each case other than the Purchaser, Stephen M. Ross, Jeff Blau, Related General II L.P. or any Affiliates of the foregoing (collectively, the “Purchaser Group”), to subscribe for their pro rata share (assuming for this purpose that the Trust Securities held by the Purchaser Group are not outstanding) of 11.0% Cumulative Convertible Preferred Shares, Series A-1 of the Company, having the same terms as the Convertible Preferred Shares other than the issue date, as promptly as practical following the Closing Date.  The Rights Offering shall be conducted in compliance with all applicable Laws, and the proceeds therefrom shall be used to redeem, pursuant to Section 3 a.ii. of the Certificate of Designation, the Convertible Preferred Shares held by the Purchaser, together with its Affiliates and successors in interest (and any permitted transferee pursuant to Section 7.2 (2)).  Under the terms of the Rights

Offering, the holders of the Trust Securities shall have no oversubscription rights.  The prospectus supplement delivered to the holders of the Trust Securities in connection with the Rights Offering, together with the base prospectus and the registration statement in which they are included, will not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein (in the case of the prospectuses, in light of the circumstances under which they were made), not misleading.

For purposes of this Section 7.2 only, “Affiliates” shall not include officers, directors, trustees or employees of the Company or its Subsidiaries, other than Stephen M. Ross and Jeff Blau.

(2)            The Purchaser agrees that neither it, nor any of its Affiliates or successors in interest, will, directly or indirectly, sell, assign, offer to sell, pledge or otherwise transfer, or convert into Common Shares, any of the Convertible Preferred Shares purchased by the Purchaser hereunder, except to its Affiliates or unless otherwise not prohibited by the NYSE, and in any such case in compliance with the Securities Act, until the earlier of (i) such time as the Company completes the Rights Offering, (ii) the receipt of any shareholder approval that may be required by the rules of the NYSE for the issuance of the Common Shares issuable upon the conversion of the Convertible Preferred Shares and (iii) September 22, 2008.

(3)            The Purchaser agrees that in exercising their rights under Section 5.b. of the Certificate of Designation, the Purchaser and its Affiliates and successors in interest shall comply with all requirements as to the composition of the Board set forth in the Trust Agreement, including any certificates of designation, and the bylaws of the Company. The Company agrees that it shall not be governed by a Board with a composition that would prevent the holders of the Convertible Preferred Shares from exercising their rights under Section 5.b. of the Certificate of Designation as if such rights were then exercisable.

Section 7.3    NYSE Listing.

(1)            The Company shall use its commercially reasonable efforts to have the Convertible Preferred Shares approved for listing on the NYSE as promptly as practical following the Closing Date and, if necessary, the Common Shares that may be issued in connection with accrued and unpaid dividends or make-whole premiums.

(2)            In the event the Company does not (i) consummate the Rights Offering or (ii) obtain the approval of any shareholders that may be required by the rules of the NYSE for the issuance of the Common Shares issuable upon the conversion of the Convertible Preferred Shares, then upon the transfer of the Convertible Preferred Shares by the Purchaser to an unaffiliated third party, the Company will use its commercially reasonable efforts to obtain the listing of the Common Shares issuable upon the conversion of the Convertible Preferred Shares on the NYSE, to the extent permitted by the rules thereunder, or seek the approval of the shareholders that may be required by the rules of the NYSE for the issuance of the Common Shares issuable upon the conversion of the Convertible Preferred Shares.

Section 7.4    Distributions Upon Redemption.  Upon redemption of the Purchaser’s Convertible Preferred Shares pursuant to the Rights Offering, the Company hereby confirms that the Purchaser is entitled to accrued and unpaid distributions at an annual rate of 11.0% (computed on the basis of a 360-day year consisting of twelve 30-day months as provided in the Certificate of Designation) from the issue date thereof to, but excluding, the redemption date, whether or not declared by the Board, as set forth in the Certificate of Designation.

Section 7.5    Tax Allocations.  The Company shall allocate Net Income or Net Loss (i) in accordance with the Trust Agreement and (ii) in the same manner to the holders of both the Convertible Preferred Shares and the 4.40% Cumulative Perpetual Convertible Community Reinvestment Act Preferred Shares, Series A-1.

ARTICLE VIII
Indemnification

Section 8.1    Indemnification Generally.

(1)            The Company shall indemnify the Purchaser and its Affiliates, and their respective directors, officers, shareholders and other equity holders, partners, members, attorneys, accountants, agents, advisors, representatives and employees and, as applicable, their respective heirs, successors and permitted assigns (each of the foregoing, in such capacity (as applicable), a “Purchaser Indemnified Party”) from and against any and all losses, damages, liabilities, fines, costs, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses), whether joint or several (any of the foregoing, a “Loss”) resulting from any breach of a representation, warranty or covenant by the Company. The Purchaser shall indemnify the Company and its Affiliates, and their respective directors, trustees, officers, shareholders and other equity holders, partners, members, attorneys, accountants, agents, advisors, representatives and employees and, as applicable, their respective heirs, successors and permitted assigns (each of the foregoing, in such capacity (as applicable), a “Company Indemnified Party”; each Company Indemnified Party and Purchaser Indemnified Party, an “Indemnified Party”) from and against any and all Losses resulting from any breach of a representation, warranty or covenant by the Purchaser.

                               (2)            The Company shall indemnify the Purchaser Indemnified Parties from and against any and all Losses to which any such Indemnified Party may become subject, arising out of or in connection with the transactions contemplated by this Agreement, or any Proceeding, including, without limitation, any shareholder derivative claim or any claim by a holder of Common Shares resulting from the allocation of "phantom income" to such holder as a result of the provisions of Section 7.5 of this Agreement, relating to any of the foregoing, regardless of whether any such Indemnified Party is a party thereto, only to the extent such matter is initiated by a third party or results from a matter initiated by a third party, and to reimburse each such Indemnified Party upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnified Party, apply to Losses to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the willful misconduct or gross negligence of such Indemnified Party (provided that breaches of fiduciary duty themselves will be deemed not to constitute willful misconduct or gross negligence per se for purposes of this Section 8.1(2) unless there is an express finding by such court that said breach of fiduciary duty was the result of willful misconduct or gross negligence). Notwithstanding any other provision of this Agreement, no Indemnifying Party shall be liable for any indirect, special, punitive or consequential damages in connection with this Agreement, the Convertible Preferred Shares or Common Shares issuable upon conversion thereof or any related transaction or any Proceeding relating to any of the foregoing. The Company shall not be liable for any settlement of any Proceeding effected without the Company’s prior written consent (which consent shall not be unreasonably withheld or delayed or conditioned), but if settled with the Company’s prior written consent, or if there is a final judgment against an Indemnified Party in any such Proceeding, the Company  agrees to indemnify and hold harmless each Indemnified Party in the manner set forth above.

Section 8.2    Indemnification Procedures For Third-Party Claims.

If a claim by a third party (including claims for breaches of fiduciary duties) is made against an Indemnified Party and such Indemnified Party intends to seek indemnity with respect thereto from the Company (in the case of a Purchaser Indemnified Party seeking such indemnity) or the Purchaser (in the case of a Company Indemnified Party seeking indemnity) (each of the Company or the Purchaser, as the case may be, in such capacity, an “Indemnifying Party”), such Indemnified Party shall give notice in writing as promptly as reasonably practicable to such Indemnifying Party of any Proceeding commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have on account of this Article VIII, so long as such failure shall not have materially prejudiced the position of such Indemnifying Party.  Upon such notification, the Indemnifying Party shall assume the defense of such Proceeding brought by a third party, and, after such assumption, the Indemnified Party shall not be entitled to reimbursement of any expenses thereafter incurred by it in connection with such Proceeding, except as described below.  In any such Proceeding, any Indemnified Party shall have the right to retain its own counsel (including local counsel), but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party shall have failed to promptly assume and thereafter conduct such defense, (ii) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary,  (iii) in the reasonable determination of counsel for the Indemnified Party, representation of such Indemnified Party by counsel obtained by the Indemnifying Party would be inappropriate due to actual or potential conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of a third-party claim, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim.  The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent (which shall not be unreasonably withheld, delayed or conditioned by such

Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any Loss by reason of such settlement or judgment. The Indemnifying Party will advance expenses to an Indemnified Party as reasonably incurred so long as such indemnified party shall have provided the indemnifying party with a written undertaking to reimburse the indemnifying party for all amounts so advanced if it is ultimately determined that the indemnified party is not entitled to indemnification hereunder (which shall include breaches of fiduciary duty if permitted above).

            Section 8.3    Survival of Representations, Warranties and Covenants.

            All representations and warranties and covenants contained in this Agreement or made in writing by or on behalf of the Company or the Purchaser in connection with the transactions contemplated by this Agreement shall survive, for the duration of any statutes of limitation applicable thereto, the execution and delivery of this Agreement, any investigation at any time made by the Company, the Purchaser or on such party’s behalf, the purchase of the Convertible Preferred Shares by the Purchaser under this Agreement and any disposition of or payment on the Convertible Preferred Shares.  All statements contained in any certificate or other instrument delivered to the Purchaser or the Company by or on behalf of the Company or the Purchaser pursuant to this Agreement shall be deemed representations and warranties of the Company or the Purchaser, respectively, under this Agreement.

ARTICLE IX
Miscellaneous

Section 9.1    Expenses and Taxes.

(1)            Each party to this Agreement shall bear its own respective costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and the agreements and transactions contemplated hereby, except that the Company shall reimburse the Purchaser for its reasonable legal fees and disbursements incurred in connection with the negotiation and documentation of the purchase of the Convertible Preferred Shares.

(2)            All transfer, stamp (including documentary stamp taxes, if any), and other similar taxes (including, in each case, any penalties, interest or additions thereto) with respect to the initial purchase and sale of the Convertible Preferred Shares, shall be borne by the Company.

                Section 9.2    Further Assurances.

Each Purchaser and the Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of each Company or the Purchaser, respectively, upon the reasonable advice of counsel, to carry out the provisions and purposes of this Agreement and the other Documents.

Section 9.3    Securities Law Disclosure; Public Announcement.

The Company shall issue a current report on Form 8-K within the time periods required thereby disclosing the material terms of the transactions contemplated hereby and attaching this Agreement and the Registration Rights Agreement as exhibits thereto. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company  or any of its Subsidiaries without the prior consent of the Purchasers (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company  shall allow the Purchaser to the extent reasonably practicable under the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

Section 9.4    No Third-Party Beneficiaries.

Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

Section 9.5    Entire Agreement.

This Agreement and the other Documents constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among such parties, written or oral, that may have related in any way to the subject matter of any Document.

Section 9.6    Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The Company may not assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Purchaser. This Agreement and the rights (excluding those rights provided under Sections 7.1, 9.1 and 9.3) and obligations (excluding those obligations provided under Section 2.1 ) of the Purchaser hereunder shall be binding upon and inure to the benefit of any and all Persons to whom the Purchaser transfers any Convertible Preferred Shares on or prior to 60 days after consummation of the Rights Offering, in each case with the same force and effect as if the foregoing Persons were named herein as Purchaser parties hereto; provided, that any such transferee of the Convertible Preferred Shares has executed and delivered to the Company an Instrument of Accession in the form of Exhibit E. References herein to Convertible Preferred Shares sold by the Company and purchased by the Purchaser shall be deemed to include Convertible Preferred Shares held or owned by any transferees of the Purchaser, and references to the Purchaser herein (including, without limitation, such references contained in Article VIII) shall be deemed to include such transferees.  Notwithstanding the foregoing, the Purchaser may not transfer or assign any of its rights or obligations hereunder or the Convertible Preferred Shares in violation of the provisions of the Trust Agreement and Certificate of Designation (including the restrictive legends contained therein) or in violation of the Securities Act or any other manner that would have resulted in a requirement to register the Convertible Preferred Shares purchased on the date hereof.

Section 9.7    Counterparts.

This Agreement may be executed in one or more counterparts (including via facsimile or similar instantaneous electronic transmission devices pursuant to which the signature of or on behalf of such party can be seen), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 9.8    Notices.

All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied, sent by internationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

Centerline Holding Company
625 Madison Avenue
New York, NY 10022
Telephone:  (212) 317-5700
Telecopy:   (212) 593-5794
Attention:  General Counsel

with a copy to:

Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, NY  10022
Telephone:  (212) 318-6000
Telecopy:   (212) 319-4090
Attention:  Michael L. Zuppone, Esq.

If to the Purchaser, to:

Related Special Assets LLC
60 Columbus Circle
New York, NY 10023
Telephone:  (212) 421-5333
Telecopy:   (212) 801-1003
Attention:  Jeff T. Blau

with a copy to:

Reed Smith LLP
599 Lexington Avenue, 38th Floor
New York, NY  10022
Telephone:  (212) 549-0408
Telecopy:   (212) 659-0101
Attention:  Mark G. Pedretti, Esq.

All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date of such delivery, (iii) in the case of delivery by internationally-recognized overnight courier, on the third Business Day following dispatch and (iv) in the case of mailing, on the seventh Business Day following such mailing.

Section 9.9    Governing Law.

This agreement shall be governed by and construed in accordance with the internal laws of the state of New York, without regard to the principles of conflicts of laws thereof.

Section 9.10    Submission to Jurisdiction.

Except as otherwise set forth in this Section 9.10, no claim under this Agreement by a party against the other party may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York located in the City and County of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the parties hereto consent to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against the Company or any Indemnified Party.  The parties hereto agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other courts in the jurisdiction of which the parties is or may be subject, by suit upon such judgment.

Section 9.11    Specific Performance.

The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in any court of the United States or any State thereof having jurisdiction.

Section 9.12    Amendments and Waivers.

No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both parties hereto.  No waiver by any party of any default, misrepresentation, or breach of representation, warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.  No such waiver shall be effective unless signed by the party against which the waiver is to be effective.

Section 9.13    Incorporation of Schedules and Exhibits.

The Annex, Schedules and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

Section 9.14    Construction.

Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.  The use in this Agreement of the term “including” means “including, without limitation.”  The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

Section 9.15    Interpretation.

Unless otherwise indicated, references to “$” are references to the U.S. dollar.  Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP.  As used in this Agreement (including all Annexes, Schedules, Exhibits and amendments hereto), the masculine, feminine and neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires.  References to Articles and Sections refer to articles and sections of this Agreement.  Similarly, references to Annexes, Schedules and Exhibits refer to schedules and exhibits, respectively, attached to this Agreement.  Unless the content requires otherwise, words such as “hereby,” “herein,” “hereinafter,” “hereof,” “hereto,” “hereunder” and words of like import refer to this Agreement.  The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.16    Severability.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Notwithstanding the foregoing, if such provision could be more narrowly written so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be deemed to be so narrowly written, to the minimum extent necessary to prevent the rendering of such provision from being invalid or unenforceable, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 9.17    Waiver of Jury Trial.

EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

CENTERLINE HOLDING COMPANY

By:	/s/ Marc D. Schnitzer
	Name:	Marc D. Schnitzer
	Title:	President and Chief Executive Officer

RELATED SPECIAL ASSETS LLC

By:	The Related Realty Group, Inc., its manager

By:	/s/ Jeff T. Blau
Name: Jeff T. Blau
Title: President

Annex I

CERTAIN DEFINITIONS

“Assets” means, with respect to any Person, all of the assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, owned by such Person.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in New York, New York.

“Credit Agreement” means the Revolving Credit and Term Loan Agreement, dated as of December 27, 2007, by and among the Company and Centerline Capital Group Inc., as Borrowers named therein, and certain entities named therein as Guarantors, Bank of America, N.A. and other entities party thereto from time to time as lenders, and Bank of America, N.A., as Swingline Lender and as Administrative Agent on behalf of the Lenders, as the same may be amended from time to time.

“Documents” means this Agreement, the Registration Rights Agreement and the Certificate of Designation, collectively.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Documents” means, with respect to a corporation, the charter and bylaws (each as amended) or, with respect to any other Person, the documents by which such Person (other than an individual) establishes its legal existence or which govern its internal affairs.

“GAAP” means, at any time, generally accepted accounting principles in the jurisdiction in which the Person to which such principles are applied is organized at such time.

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, federal, state or local.

“Law” means any constitution, law, statute, treaty, rule, directive, requirement or regulation or Order, domestic or foreign, of any Governmental Entity or any rules or regulations of any self-regulatory organization.

“Lien” means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale, trust receipt or other title retention agreement (including any lease in the nature thereof), lien, charge, encumbrance, claim, equity, easement, reservation, restriction, cloud, right of first refusal or first offer, option, equity or adverse claim or other similar arrangement or interest in real or personal property.

 “Order” means any order, writ, judgment, injunction, decree, determination or award issued by a Governmental Entity.

“Person” means any individual, corporation, partnership, limited liability company, trust, estate, or unincorporated organization, or other entity or Governmental Entity or other juridical entity.

 “Proceeding” means any action, suit, claim, inquiry, investigation or proceeding by or before any Governmental Entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any entity in which the Company  directly or indirectly, through one or more intermediaries, (a) holds beneficially or of record securities that would entitle the Company  to exercise 50% or more of the votes that could be cast in the election of members to the board of directors, board of managers or other governing body of such entity, or (b) possesses, directly or indirectly, power (whether through the ownership of voting securities or, through membership on the board of directors, managers or other governing body, by contract (including, without limitation, a limited partnership agreement or general partnership agreement) or otherwise) to direct or cause the direction of the management and policies of such entity.

2

SCHEDULE 5.10

On January 18, 2008, Peggy H. Off, on behalf of herself and all others similarly situated, and derivatively on behalf of Centerline Holding Company filed with the Court of Chancery of the state of Delaware a civil action against Stephen M. Ross, Marc D. Schnitzer, Leonard W. Cotton, Jeff T. Blau, Robert J. Dolan, Robert A. Meister, Nathan Gantcher, Jerome Y. Halperin, Robert L. Loverd, Janice Cook Roberts, Thomas W. White and the Related Companies, LP and Centerline Holding Company.  The litigation is pending as of the date hereof.

On January 18, 2008, Mark K. Goldstein, on behalf of himself and all others similarly situated, filed with the U.S. District Court for the Southern District of New York a civil action against Centerline Holding Company, Marc D. Schnitzer, Robert L. Levy, Jeff. T. Blau and Stephen M. Ross. The litigation is pending as of the date hereof.

On January 18, 2008, Donald Kramer filed a civil action in the Supreme Court of the State of New York naming Centerline Holding Company as a nominal defendant. The litigation is pending as of the date hereof.

SCHEDULE 5.11

The issuance of the Common Shares underlying the Convertible Preferred Shares will be subject to the consummation of the Rights Offering and, if the Rights Offering is not consummated, a vote of the Company’s common shareholders.

The transaction contemplated by this Agreement requires the listing of the Convertible Preferred Shares on the NYSE and the Common Shares issuable upon the conversion of the Convertible Preferred Shares; provided that NYSE approval has been obtained subject to consummation of the Rights Offering.

The Company is required to file a registration statement to register the Convertible Preferred Shares and a prospectus supplement for the Convertible Preferred Shares to be issued in the Rights Offering.

SCHEDULE 5.12

On January 18, 2008, Peggy H. Off, on behalf of herself and all others similarly situated, and derivatively on behalf of Centerline Holding Company filed with the Court of Chancery of the state of Delaware a civil action against Stephen M. Ross, Marc D. Schnitzer, Leonard W. Cotton, Jeff T. Blau, Robert J. Dolan, Robert A. Meister, Nathan Gantcher, Jerome Y. Halperin, Robert L. Loverd, Janice Cook Roberts, Thomas W. White and the Related Companies, LP and Centerline Holding Company.  The litigation is pending as of the date hereof.

On January 18, 2008, Mark K. Goldstein, on behalf of himself and all others similarly situated, filed with the U.S. District Court for the Southern District of New York a civil action against Centerline Holding Company, Marc D. Schnitzer, Robert L. Levy, Jeff. T. Blau and Stephen M. Ross. The litigation is pending as of the date hereof.

On January 18, 2008, Donald Kramer filed a civil action in the Supreme Court of the State of New York naming Centerline Holding Company as a nominal defendant. The litigation is pending as of the date hereof.

SCHEDULE 5.23

Bear Stearns was retained in connection with Project Spinnaker and is advising the Company in connection with the issuance of the Convertible Preferred Shares and the Rights Offering.

EXHIBIT A

CERTIFICATE OF DESIGNATION
of
11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES, SERIES A-1
of
CENTERLINE HOLDING COMPANY

Pursuant to the Second Amended and Restated Trust Agreement of

Centerline Holding Company, dated as of November 17, 2003, as amended by Amendment No. 1 thereto, dated as of September 20, 2005, as further amended by Amendment No. 2 thereto, dated as of November 30, 2005, as further amended by Amendment No. 3 thereto, dated as of June 13, 2006, and as further amended by Amendment No. 4 thereto, dated as of April 2, 2007 (the “Trust Agreement”).

CENTERLINE HOLDING COMPANY is a Delaware statutory trust created and existing under the Delaware Statutory Trust Act (the “Company”), and

DOES HEREBY CERTIFY:

That pursuant to the authority expressly vested in the board of trustees of the Company (the “Board”) by the Trust Agreement, the Board duly adopted on January 17, 2008, resolutions providing for the creation of a class of Preferred Shares of the Company, with substantially (i) the designations, powers, preferences, (ii) the relative, participating, optional or other special rights, and (iii) the qualifications, limitations or restrictions set forth below (in addition to those set forth in the Trust Agreement).  Capitalized terms used herein, but not otherwise defined herein, shall have the respective meanings ascribed to them in the Trust Agreement.  The Board formed a Rights Offering Committee of the Board (the “Rights Offering Committee”) and delegated to the Rights Offering Committee the authority to make changes to such form of Certificate of Designation.  The Rights Offering Committee, pursuant to resolutions duly adopted on January 25, 2008, approved certain changes to the form of Certificate of Designation and approved the adoption of this Certificate of Designation with the terms set forth below and directed that this Certificate of Designation be attached as an appendix to the Trust Agreement.

1.            DESIGNATION AND AMOUNT.  The shares of such class of Preferred Shares shall be designated “11.0% Cumulative Convertible Preferred Shares, Series A-1” (the “11.0% Cumulative Convertible Preferred Shares,” which shall include the Original 11.0% Cumulative Convertible Preferred Shares (as defined below) and the Additional 11.0% Cumulative Convertible Preferred Shares (as defined below)) and, subject to the Trust Agreement, the number of shares constituting such class shall be as determined from time to time by the Board.  The Company may, from time to time, issue additional 11.0% Cumulative Convertible Preferred Shares and has issued, and may from time to time issue, other securities that are on parity with the 11.0% Cumulative Convertible Preferred Shares with respect to the payment of distributions and rights upon the Company’s liquidation, dissolution or winding up, which includes, but is not limited to, additional already issued and currently outstanding 4.40% Cumulative Perpetual Convertible Community Reinvestment Act Preferred Shares, Series A-1 (the “Cumulative Perpetual Convertible CRA Shares”).

The Company may issue additional 11.0% Cumulative Convertible Preferred Shares (“Additional 11.0% Cumulative Convertible Preferred Shares”) under this Certificate of Designation from time to time after the original issuance (the “Original Issuance Date”) of shares of 11.0% Cumulative Convertible Preferred Shares (such shares issued on the Original Issuance Date, the “Original 11.0% Cumulative Convertible Preferred Shares”), including in connection with the Rights Offering (as defined below).  The Additional 11.0% Cumulative Convertible Preferred Shares and the Original 11.0% Cumulative Convertible Preferred Shares will be treated as a single class and series for all purposes of this Certificate of Designation, including, without limitation, for purposes of voting, waivers, amendments, redemptions and offers to purchase.

2.            DISTRIBUTIONS, EARNINGS AND TAX ALLOCATIONS.

a.            Distributions.  Except as set forth in Section 2.b. and subject to the provisions of 2.g, the Company shall pay, when, as and if, declared, out of funds legally available therefor, cumulative preferential cash distributions on each Cumulative Convertible Preferred Share at the annual rate of 11.0% (equivalent initially to $1.287 per share per year), as may be adjusted pursuant to Section 2.h, computed on the basis of a 360-day year consisting of twelve 30-day months (such annual rate, the “Dividend Rate”), based on the initial liquidation amount of $11.70 per share (such per share amount, as adjusted, the “Liquidation Preference”).  The initial distribution and any distribution payable on 11.0% Cumulative Convertible Preferred Shares for any other partial distribution period will be prorated for the period of time the 11.0% Cumulative Convertible Preferred Shares are outstanding during the applicable period.  Distributions on the 11.0% Cumulative Convertible Preferred Shares shall be cumulative from the date of issuance (the “Issue Date”), shall be payable for each calendar quarter in arrears on the following dates of each year: January 31, April 30, July 31 and October 31 and any accumulated and unpaid distribution will be added to the Liquidation Preference on each Distribution Payment Date if not declared and paid in cash on such Distribution Payment Date, such that such accumulated and unpaid distributions will effectively compound each quarter; provided, however, that if any such date is not a business day, the applicable distribution will be made on the next succeeding business day in respect of the immediately preceding calendar quarter ending December 31, March 31, June 30, and September 30, respectively (each such date, a “Distribution Payment Date”).

b.            Initial Distribution.  Pursuant to the terms of Section 2.a., the initial quarterly distribution payable on the 11.0% Cumulative Convertible Preferred Shares shall be equal to the quarterly distribution otherwise payable on such shares, prorated for the period from the date of issuance of the 11.0% Cumulative Convertible Preferred Shares to the end of the calendar quarter in which the 11.0% Cumulative Convertible Preferred Shares were issued.

c.            Record Date.  Distributions will be payable to holders of record of the 11.0% Cumulative Convertible Preferred Shares as they appear in the Company’s transfer records at the close of business on the applicable record date, which shall be the last day of the calendar quarter (whether or not a business day) prior to the applicable Distribution Payment Date or such other date designated by the Board for the payment of distributions that is not more than 31 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).

d.            Distribution Priorities.

i.          If any 11.0% Cumulative Convertible Preferred Shares are outstanding, except as permitted in the next sentence, no full distributions shall be declared, paid or set apart for payment on any of the Company’s shares ranking, as to the payment of distributions or rights upon the Company’s liquidation, dissolution or winding up on a parity with or junior to the 11.0% Cumulative Convertible Preferred Shares for any period unless full cumulative distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof irrevocably set apart for such payment, on the 11.0% Cumulative Convertible Preferred Shares for all past distribution periods and the then current distribution period.  When distributions are not paid in full (or a sum sufficient for such full payment is not so irrevocably set apart) upon the 11.0% Cumulative Convertible Preferred Shares and any other Preferred Shares ranking, as to distributions, on a parity with the 11.0% Cumulative Convertible Preferred Shares, including, without limitation, the Cumulative Perpetual Convertible CRA Shares, all distributions declared upon the 11.0% Cumulative Convertible Preferred Shares and such other Preferred Shares, including, without limitation, the Cumulative Perpetual Convertible CRA Shares, shall be declared pro rata so that the amount of distributions declared for each 11.0% Cumulative Convertible Preferred Share and each such other Preferred Shares, including, without limitation, the Cumulative Perpetual Convertible CRA Shares, shall in all cases bear to each other the same ratio that accumulated and unpaid distributions for each 11.0% Cumulative Convertible Preferred Share and such other Preferred Shares (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other Preferred Shares are not entitled to a cumulative distribution) bear to each other.

ii.          Except as provided herein, including the payment of distributions on Preferred Shares ranking, as to distributions, on a parity with the 11.0% Cumulative Convertible Preferred Shares as provided in the second sentence of Section 2.d.i., unless full cumulative distributions on the 11.0% Cumulative Convertible Preferred Shares have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in any of the Company’s shares ranking, as to distributions and rights upon the Company’s liquidation, dissolution and winding up, junior to the 11.0% Cumulative Convertible Preferred Shares) shall be declared or paid or set apart for payment, nor shall any other distribution be made, upon any of the Company’s shares ranking, as to distributions or rights upon the Company’s liquidation, dissolution and winding up, on a parity with or junior to the 11.0% Cumulative Convertible Preferred Shares, nor shall any of the Company’s shares ranking, as to the payment of distributions or rights upon the Company’s liquidation, dissolution or winding up, on a parity with or junior to the 11.0% Cumulative Convertible Preferred Shares be redeemed, purchased or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company or any of the Company’s Affiliates (except by conversion into or exchange for other of the Company’s Shares ranking, as to the payment of distributions and rights upon the Company’s liquidation, dissolution or winding up junior to the 11.0% Cumulative Convertible Preferred Shares).

                                                e.          Accumulated Distributions.  Distributions on the 11.0% Cumulative Convertible Preferred Shares will accumulate, whether or not there are funds legally available for the payment thereof and whether or not they are declared, and accumulated but unpaid distributions will accumulate as of the Distribution Payment Date on which they first become payable.  Any distribution payment made on the 11.0% Cumulative Convertible Preferred Shares shall first be credited against the earliest accumulated but unpaid distribution due with respect to such Shares that remains payable at the time of such distribution payment.

f.            Compliance with Law.  No distributions on the Convertible Preferred Shares will be authorized by the Board or paid or set apart for payment if such authorization, payment or setting apart for payment would violate any of the Company’s agreements or instruments, including, without limitation, the Credit Agreement (as defined below), as the same may from time to time be amended, or is restricted or prohibited by law.

g.            Increase in Dividend Rate.  If the Company fails to consummate the Rights Offering (as defined below) or obtain any shareholder approval that may be required by the rules of the NYSE for the issuance of the Common Shares issuable upon the conversion of the 11.0% Cumulative Convertible Preferred Shares by September 22, 2008 and as a result such Common Shares may not be issued pursuant to the rules of the NYSE, then the Dividend Rate shall be increased to 15.0% notwithstanding a transfer of such 11.0% Cumulative Convertible Preferred Shares after the Issue Date, retroactive to the Issue Date, but only for so long as such Common Shares are not permitted to be issued pursuant to the rules of the NYSE and shall return to 11.0% upon the date such Common Shares may be issued, including, without limitation, upon a transfer of such 11.0% Cumulative Convertible Preferred Shares to a new shareholder under circumstances that permit the conversion of such 11.0% Cumulative Convertible Preferred Shares or upon the receipt of any such shareholder approval or Rights Offering or otherwise. If the Company fails to pay the redemption price on any Redemption Date (as defined below), then the Dividend Rate shall increase commencing on such Redemption Date on the 11.0% Cumulative Convertible Preferred Shares by 4.00% until such date that the redemption price is paid or funds sufficient for the payment of such redemption price are irrevocably deposited in trust by the Company pursuant to Section 3 below.

3.            REDEMPTION.

a.            Call Redemption.  Except as provided in Sections 3.a.i. and 3.a.ii. below, the 11.0% Cumulative Convertible Preferred Shares are not redeemable by the Company at any time prior to the Final Redemption Date (as defined below).  Unless previously redeemed or converted as herein provided, the Company will redeem all 11.0% Cumulative Convertible Preferred Shares then outstanding at a per share amount equal to 100% of the Liquidation Preference plus an amount equal to any accumulated and unpaid distributions not included in the Liquidation Preference to, but excluding, the Final Redemption Date, on January, 25, 2018 (the “Final Redemption Date”).

i.            The Company may redeem the Convertible Preferred Shares, in whole or in part, at a price per share equal to 100% of the Liquidation Preference plus an amount equal to any accumulated and unpaid distributions not included in the Liquidation Preference to the Redemption Date at any time on or after January 31, 2013; provided that (A)

the Closing Sale Price of the Common Shares multiplied by the Conversion Rate then in effect equals or exceeds 130% of the Liquidation Preference plus an amount equal to any accumulated and unpaid distributions not included in the Liquidation Preference for 20 Trading Days during any 30 consecutive Trading Day period ending after January 31, 2013 and (B) the Company has paid all accumulated and unpaid distributions on the Distribution Payment Date immediately preceding such Redemption Date.

“Closing Sale Price” means for all purposes of this Certificate of Designation, with respect to the Common Shares, on any date, the last reported per share sale price (or, if no last sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Shares are then listed, or if the Common Shares are not then listed on a United States national or regional exchange, as reported on the principal over-the-counter market on which the Common Shares are then traded or quoted.

“Trading Day” means for all purposes of this Certificate of Designation, (i) if the Common Shares are listed or admitted for trading on any national or regional securities exchange, days on which such national or regional securities exchange is open for business, (ii) if the Common Shares are quoted on any system of automated dissemination of quotations of securities prices, days on which trades may be effected through such system, or (iii) if the Common Shares are not listed on a national or regional securities exchange or quoted on any system of automated dissemination of quotation of securities prices, days on which the Common Shares are traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Shares are available.

ii.            The Company shall redeem the Original 11.0% Cumulative Convertible Preferred Shares issued on the Original Issuance Date at a per share price equal to 100% of the Liquidation Preference plus an amount equal to any accumulated and unpaid distributions not included in the Liquidation Preference to, but excluding, the Redemption Date with the net proceeds received by the Company from a single rights offering (the “Rights Offering”) to holders of (i) the Company’s Common Shares (including any restricted Common Shares), vested options exercisable for Common Shares, Convertible Community Reinvestment Act Preferred Shares, Series A Convertible Community Reinvestment Act Preferred Shares, 4.40% Cumulative Perpetual Convertible Community Reinvestment Act Preferred Shares, Series A-1 and/or Special Preferred Voting Shares, and/or (ii) Special Common Units and/or Special Common Interests issued, respectively, by Centerline Capital Company LLC and Centerline Investors I LLC, Affiliates of the Company (collectively, the “Trust Securities”), in each case other than the Original Purchaser, Stephen M. Ross, Jeff Blau, Related General II L.P. or any Affiliates of the foregoing (collectively, the “Purchaser Group”), to subscribe for their pro rata share (assuming for this purpose that the Trust Securities held by the Purchaser Group are not outstanding) of 11.0% Cumulative Convertible Preferred Shares; provided, that, for each 11.0% Cumulative Convertible Preferred Share, Series A-1 purchased in the Rights Offering, the Company shall redeem one Original 11.0% Cumulative Convertible Preferred Share initially purchased by Related Special Assets, LLC (the “Original Purchaser”) as promptly as practicable following the closing of the Rights Offering without regard to the notice provisions contained in Section 3(c) below.

For purposes of this Section 3.a.ii. only, “Affiliates” shall not include officers, directors, trustees or employees of the Company or its Subsidiaries, other than Stephen M. Ross and Jeff Blau.

For purposes of this Section 3.a.ii. only, “Subsidiaries” shall mean any entities in which the Company  directly or indirectly, through one or more intermediaries, (a) holds beneficially or of record securities that would entitle the Company  to exercise 50% or more of the votes that could be cast in the election of members to the board of directors, board of managers or other governing body of such entity, or (b) possesses, directly or indirectly, power (whether through the ownership of voting securities or, through membership on the board of directors, managers or other governing body, by contract (including, without limitation, a limited partnership agreement or general partnership agreement) or otherwise) to direct or cause the direction of the management and policies of such entities.

b.            Source of Financing.  Except as provided in Section 3.a.ii., redemptions of the 11.0% Cumulative Convertible Preferred Shares may be financed using funds from any source.

c.            Notice of Redemption.  Except as provided in Section 3(a)(ii) above, notice of redemption will be mailed not less than 20 nor more than 60 days prior to the date of redemption (the “Redemption Date”), to each holder of 11.0% Cumulative Convertible Preferred Shares to be redeemed, notifying such holder of the Company’s election to redeem such shares, stating (i) the Redemption Date, (ii) the redemption price, (iii) the number of  11.0% Cumulative Convertible Preferred Shares to be redeemed (and, if fewer than all the 11.0% Cumulative Convertible Preferred Shares are to be redeemed, the number of shares to be redeemed from such holder), (iv) the place(s) where the 11.0% Cumulative Convertible Preferred Shares are to be surrendered for payment, (v) that distributions on the 11.0% Cumulative Convertible Preferred Shares to be redeemed will cease to accumulate on such Redemption Date and (vi) the date upon which the holder’s conversion rights, if any, as to such 11.0% Cumulative Convertible Preferred Shares shall terminate.  If fewer than all of the 11.0% Cumulative Convertible Preferred Shares outstanding are to be redeemed, the 11.0% Cumulative Convertible Preferred Shares to be redeemed will be determined pro rata or by lot or in such other manner as prescribed by the Board.  Holders of Convertible Preferred Shares may continue to convert their 11.0% Cumulative Convertible Preferred Shares into Common Shares after receiving notice of redemption through the close of business on the Redemption Date in accordance with the provisions of Section 6 hereof.

d.            Mechanics of Redemption.  On or after a Redemption Date, each applicable holder of 11.0% Cumulative Convertible Preferred Shares to be redeemed must present and surrender the certificate representing such 11.0% Cumulative Convertible Preferred Shares to the Company at the place designated in the applicable notice, duly endorsed, and thereupon the Company shall pay or cause to be paid the redemption price of such shares to or on the order of the person whose name appears on such certificate as the owner thereof, and each certificate so surrendered will thereafter be canceled.  If fewer than all the shares represented by any such certificate are to be redeemed, the Company shall issue a new certificate representing the unredeemed shares.  A holder may notify the Company that its certificate or certificates have been lost, stolen or destroyed, and, upon execution of an agreement satisfactory to the Companyto indemnify the Company for any loss incurred by it in connection with such lost certificate or certificates or an indemnity bond (in the Company’s sole discretion), and assuming such holder’s compliance with the other provisions of this Section 3.d, such holder shall be entitled to receive the amounts contemplated by this Section 3.d.  From and after such Redemption Date (unless the Company defaults in payment of the redemption price), all distributions on 11.0% Cumulative Convertible Preferred Shares called for redemption will cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to, but excluding, the Redemption Date), will cease and terminate and such shares may not thereafter be transferred (except with the Company’s consent) in the Company’s transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

e.            Deposit of Redemption Price.  At the Company’s election, the Company may, prior to the Redemption Date, irrevocably deposit the redemption price (including accumulated and unpaid distributions not included in the Liquidation Preference) of the 11.0% Cumulative Convertible Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the Redemption Notice to holders of the 11.0% Cumulative Convertible Preferred Shares to be redeemed will (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such shares at such place on or about, but not later than, the Redemption Date against payment of the redemption price (including all accumulated and unpaid distributions to such Redemption Date).  Any moneys so deposited which remain unclaimed by the holders of the Convertible Preferred Shares at the end of two years after the Redemption Date will be returned by such bank or trust company to the Company.

f.            Voting Rights Upon Redemption/Conversion.  The voting rights granted to the holders of the 11.0% Cumulative Convertible Preferred Shares (see Section 5 hereof) will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required is effected, all outstanding 11.0% Cumulative Convertible Preferred Shares have been converted, redeemed or called for redemption and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

g.            Payment of Cumulative Distributions Prior to Redemption.  Except for a redemption pursuant to Section 3(a)(ii) above, notwithstanding anything in this Section 3 to the contrary, unless full cumulative distributions on the 11.0% Cumulative Convertible Preferred Shares have been or contemporaneously are declared and paid, or declared and sum sufficient for the payment thereof irrevocably set apart for payment for all past distribution periods and the then current distribution period, no Convertible Preferred Shares will be redeemed unless all outstanding 11.0% Cumulative Convertible Preferred Shares are simultaneously redeemed, provided, however, that the foregoing will not prevent the purchase or acquisition by the Company of 11.0% Cumulative Convertible Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding 11.0% Cumulative Convertible Preferred Shares.  In addition, except for a redemption pursuant to Section 3(a)(ii) above, unless full cumulative distributions on all outstanding 11.0% Cumulative Convertible Preferred Shares have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for all past distributions periods and the then current distribution period, the Company may not purchase or otherwise acquire directly or indirectly any 11.0% Cumulative Convertible Preferred Shares or any of the Company’s shares ranking, as to the payment of distributions or rights upon the Company’s liquidation, dissolution or winding up on a parity with or junior to the 11.0% Cumulative Convertible Preferred Shares (except by conversion into or exchange for other of the Company’s Shares ranking, as to distributions and rights upon the Company’s liquidation, dissolution or winding up, junior to the 11.0% Cumulative Convertible Preferred Shares) provided, however, that the foregoing will not prevent the purchase or acquisition by the Company of 11.0% Cumulative Convertible Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding 11.0% Cumulative Convertible Preferred Shares.

h.            Repurchase at Option of Holder Upon a Fundamental Change.

i.          If a Fundamental Change (as defined below) occurs at any time prior to the Final Redemption Date, then each holder of 11.0% Cumulative Convertible Preferred Shares shall have the right, at such holder’s option, to require the Company to repurchase all of such holder’s 11.0% Cumulative Convertible Preferred Shares, or any portion thereof, for cash on a date designated by the Company (the “Fundamental Change Repurchase Date”) that is not less than twenty (20) nor more than thirty (30) days after the date of the Fundamental Change Notice (as defined below) in respect of such Fundamental Change at a repurchase price per share equal to 100% of the Liquidation Preference of the 11.0% Cumulative Convertible Preferred Shares to be repurchased, plus an amount equal to any accumulated and unpaid distributions not included in the Liquidation Preference up to, but excluding, the Fundamental Change Repurchase Date.  Notwithstanding the foregoing, if a Fundamental Change Repurchase Date is after a Distribution Record Date but on or prior to the corresponding Distribution Payment Date, the Company will pay the full amount of accumulated and unpaid distributions on such Distribution Payment Date to the holder of record at the close of business on the corresponding Distribution Record Date.  Notwithstanding the foregoing, no 11.0% Cumulative Convertible Preferred Shares may be surrendered for repurchase pursuant to this Section 3.h in connection with a merger, consolidation, conversion or other transaction effected solely for the purpose of changing the Company’s jurisdiction of organization to any other state within the United States.

ii.          Before the fifteenth (15th) day after the occurrence of a Fundamental Change, the Company shall mail or cause to be mailed to all holders of record on the date of the Fundamental Change a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change, of the repurchase right at the option of the holders arising as a result thereof and the Fundamental Change Conversion Date (as defined below).

Each Fundamental Change Notice shall specify (A) the circumstances constituting the Fundamental Change, (B) the Fundamental Change Repurchase Date, (C) that; if the holder desires to exercise its repurchase right pursuant to this Section 3.h, the holder must do so on or prior to the close of business on the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”), (D) that the holder shall have the right to withdraw any 11.0% Cumulative Convertible Preferred Shares surrendered prior to the Fundamental Change Expiration Time, (E) if the 11.0% Cumulative Convertible Preferred Shares are then convertible, that 11.0% Cumulative Convertible Preferred Shares as to which an Option of Holder to ElectRepurchase (as hereinafter defined) has been given may be converted only if the Option of

Holder to Elect Repurchase is withdrawn in accordance with the terms of the Trust Agreement, (F) a description of the procedure that a holder must follow to exercise such repurchase right and to withdraw any surrendered 11.0% Cumulative Convertible Preferred Shares, (G) the place or places where the holder is to surrender such holder’s 11.0% Cumulative Convertible Preferred Shares, (H) the amount of accumulated and unpaid distributions in respect of such holder’s 11.0% Cumulative Convertible Preferred Shares to the Fundamental Change Repurchase Date and (I) the CUSIP number or numbers of the 11.0% Cumulative Convertible Preferred Shares (if then generally in use).

No failure of the Company to give the foregoing notices and no defect therein shall limit the holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the 11.0% Cumulative Convertible Preferred Shares pursuant to this Section 3.h.

iii.          Repurchases of 11.0% Cumulative Convertible Preferred Shares under this Section 3.h shall be made, at the option of the holder thereof, upon delivery to the Company, prior to the Fundamental Change Expiration Time, at the address specified in the applicable Fundamental Change Notice by a holder of a duly completed and executed notice (the “Option of Holder to Elect Repurchase”) in the form set forth on the reverse of the 11.0% Cumulative Convertible Preferred Share.

The Company shall not be required to purchase from any holder, fractions of a 11.0% Cumulative Convertible Preferred Share.

Notwithstanding anything herein to the contrary, any holder delivering to the Company the Option of Holder to Elect Repurchase contemplated by this Section 3.h shall have the right to withdraw such Option of Holder to Elect Repurchase at any time prior to the Fundamental Change Expiration Time by delivery of a written notice of withdrawal to the Company in accordance with Section 3.h.iv below. 11.0% Cumulative Convertible Preferred Shares in respect of which an Option of Holder to Elect Repurchase has been given by the holder thereof may not be converted pursuant to Section 6 hereof on or after the date of the delivery of such Option of Holder to Elect Repurchase unless such Option of Holder to Elect Repurchase has first been validly withdrawn.

For a 11.0% Cumulative Convertible Preferred Share to be so repurchased at the option of the holder, the Company must receive at the address specified in the Fundamental Change Notice a share certificate, if any, in respect of such 11.0% Cumulative Convertible Preferred Share duly endorsed for transfer in favor of the Company (or an affidavit of lost share certificate in respect thereof together with either, at the option of the Company in its sole discretion, an indemnity agreement or indemnity bond), together with the form entitled “Option of Holder to Elect Repurchase” on the reverse thereof duly completed and such 11.0% Cumulative Convertible Preferred Share duly endorsed for transfer, on or before the Fundamental Change Expiration Time.  All questions as to the validity, eligibility (including time of receipt) and acceptance of any 11.0% Cumulative Convertible Preferred Share for repurchase shall be determined by the Company, the determination of which shall be final and binding absent manifest error.

                                                   iv.            An Option of Holder to Elect Repurchase may be withdrawn by means of a written notice of withdrawal delivered to the address specified in the Fundamental Change Notice in accordance with the Option of Holder to Elect Repurchase at any time prior to the Fundamental Change Expiration Time, specifying:

A.	the 11.0% Cumulative Convertible Preferred Shares with respect to which such notice of withdrawal is being submitted;

B.	the certificate number, if any, of the 11.0% Cumulative Convertible Preferred Shares in respect of which such notice of withdrawal is being submitted; and

C.	the amount of 11.0% Cumulative Convertible Preferred Shares, if any, that remain subject to the original Option of Holder to Elect Repurchase.

v.            At the Company’s election, the Company may, prior to the Fundamental Change Repurchase Date, irrevocably deposit an amount of money sufficient to repurchase all the 11.0% Cumulative Convertible Preferred Shares to be repurchased on the Fundamental Change Repurchase Date in trust for the holders thereof with a bank or trust company, in which case the Fundamental Change Notice will (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the offer to purchase and (iii) require such holders to surrender the certificates representing such shares at such place on or about, but not later than, the Fundamental Change Repurchase Date against payment of the purchase price therefor (including all accumulated and unpaid distributions to such Fundamental Change Repurchase Date).  Any moneys so deposited which remain unclaimed by the holders of the 11.0% Cumulative Convertible Preferred Shares at the end of two years after the Fundamental Change Repurchase Date will be returned by such bank or trust company to the Company.

If on the business day immediately following the Fundamental Change Repurchase Date, the Company or such other bank or trust company, holds money sufficient to repurchase all of the 11.0% Cumulative Convertible Preferred Shares that are to be purchased as of the Fundamental Change Repurchase Date, then, on and after such date, (i) such 11.0% Cumulative Convertible Preferred Shares will cease to be outstanding, (ii) distribution on such 11.0% Cumulative Convertible Preferred Shares will cease to accumulate, and (iii) all other rights of the holders of such 11.0% Cumulative Convertible Preferred Shares will terminate, other than the right to receive the repurchase price upon delivery of the 11.0% Cumulative Convertible Preferred Shares in accordance with this Section 3.h.

vi.          The Company will comply with the requirements of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the extent applicable, and file a Schedule TO or any other required schedule or form under the Exchange Act to the extent then applicable in connection with the repurchase rights of the holders of 11.0% Cumulative Convertible Preferred Shares pursuant to this Section 3.h in the event of a Fundamental Change.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Certificate of

Designation governing an offer to purchase upon a Fundamental Change, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions of this Certificate of Designation by virtue of such compliance.

vii.          A “Fundamental Change” means the occurrence of any of the following: (A) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets (determined on a consolidated basis) to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (B) the adoption of a plan the consummation of which would result in the Company’s liquidation or dissolution, (C) the acquisition, directly or indirectly, by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act), of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the Company’s voting shares, (D) during any period of two consecutive years, individuals who at the beginning of such period comprised the Board (together with any new trustees whose election by such Board or whose nomination for election by the Company’s shareholders was approved by a vote of 66 2⁄3% of the Company’s trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office, or (E) the Common Shares cease to be listed on a national securities exchange or quoted on an over-the-counter market in the United States.

viii.                     Notwithstanding the foregoing, in the event any Fundamental Change would constitute the payment of a distribution or a liquidation, dissolution or winding up of the Company, then the payment by the Company to any holder of 11.0% Cumulative Convertible Preferred Shares upon a Fundamental Change shall be subject to the rights of all holders of all other of the Company’s Shares ranking on parity with the 11.0% Cumulative Convertible Preferred Shares as to the payment of distributions or rights upon the Company’s liquidation, dissolution or winding up, to receive payment on parity with the 11.0% Cumulative Convertible Preferred Shares.

i.            Compliance with Law.  Notwithstanding anything to the contrary contained herein, no redemption or repurchase pursuant to this Section 3 will be made by the Company if such redemption or repurchase is restricted or prohibited by law or, except for a redemption pursuant to Section 3(a)(ii) hereof, would violate any of the Company’s agreements or instruments, including, without limitation, the Credit Agreement (as defined below), as the same may from time to time be amended.

4.            LIQUIDATION, DISSOLUTION OR WINDING UP.

a.            Payment of Distributions and Rights.  Subject to the rights of any equity securities ranking on parity with, or senior to, the 11.0% Cumulative Convertible Preferred Shares, including, without limitation, the Cumulative Perpetual Convertible CRA Shares, and the then existing and future liabilities, upon liquidation, dissolution or winding up of the Company, the holders of the 11.0% Cumulative Convertible Preferred Shares shall be entitled to the Liquidation Preference per such share plus any accrued and unpaid distributions on such shares not otherwise included in the Liquidation Preference.  With respect to the payment of distributions and rights upon the Company’s liquidation, dissolution or winding up, the 11.0% Cumulative Convertible Preferred Shares shall rank: (i) senior to (A) the Common Shares; (B) the Convertible Community Reinvestment Act Preferred Shares of the Company and Series A Convertible Community Reinvestment Act Preferred Shares of the Company; and (C) all other equity securities issued by the Company the terms of which acknowledge such ranking; (ii) on a parity with (A) the Cumulative Perpetual Convertible CRA Shares; and (B) all other equity securities the terms of which acknowledge such ranking; and (iii) junior to (A) all equity securities issued by the Company whose terms specifically provide that they rank senior to the 11.0% Cumulative Convertible Preferred Shares; and (B) the payment of the Company’s then existing and future liabilities (including the Company’s indebtedness).

The 11.0% Cumulative Convertible Preferred Shares shall not be entitled to CRA Credits.  “CRA Credits” are an allocation of the value of any assets owned directly or indirectly by the Company which a Cumulative Perpetual Convertible CRA Shareholder or holder of a parity security may be able to report under the “investment test” promulgated under the Community Reinvestment Act of 1977, as amended from time to time and as affected by the Gramm-Leach-Bliley Act, enacted on November 12, 1999 (the “CRA”).

b.            Additional Issuances.  The Company may issue, without consent of the holders of 11.0% Cumulative Convertible Preferred Shares (“Cumulative Convertible Preferred Shareholders”): (i) additional Common Shares; (ii) securities that rank on parity with or junior to the 11.0% Cumulative Convertible Preferred Shares with respect to payment of distributions and rights upon the Company’s liquidation, dissolution or winding up, including, without limitation, 11.0% Cumulative Convertible Preferred Shares and Cumulative Perpetual Convertible CRA Shares; and (iii) additional securities which rank senior to the 11.0% Cumulative Convertible Preferred Shares solely with respect to CRA Credit allocations and not with respect to payment of distributions and rights upon the Company’s liquidation, dissolution or winding up; and (iv) subject to Section 5.c.ii, additional indebtedness.

5.            VOTING RIGHTS.

a.            General.  To the extent not prohibited by the rules of the NYSE and any other national or regional securities exchange or system of automated dissemination of quotation of securities prices in the United States on which the Common Shares are then traded or quoted, the 11.0% Cumulative Convertible Preferred Shares shall be entitled to vote together with the holders of Common Shares as a single class (together with any other securities issued by the Company that are entitled to vote together with the Common Shares with respect to the matter to be voted upon) on all matters that holders of Common Shares are entitled to vote upon, with each 11.0% Cumulative Convertible Preferred Share entitled to such number of votes as are equal to the number of whole Common Shares such 11.0% Cumulative Convertible Preferred Share would be convertible into as of the record date for any such vote of Common Shares regardless of whether the 11.0% Cumulative Convertible Preferred Shares are then so convertible.

b.            Outstanding Distributions/Redemption Payment.  Whenever (i) distributions on any 11.0% Cumulative Convertible Preferred Shares are in arrears for six or more quarterly periods or (ii) the Company fails to pay the redemption price on any Redemption

Date, in each case, subject to the provisions of and in accordance with the Trust Agreement, theholders of a majority in interest of the 11.0% Cumulative Convertible Preferred Shares and the holders of any other parity preferred shares upon which like voting rights have been conferred and are exercisable, including, but not limited to, the Cumulative Perpetual Convertible CRA Shares, if applicable (voting together as a single class with all holders of other parity preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to nominate and elect two trustees to the Board for a one-year term.  In exercising their rights to nominate and elect such trustees under this Section 5.b., the holders of the 11.0% Cumulative Convertible Preferred Shares shall comply with all requirements as to the composition of the Board set forth in the Trust Agreement, including any certificates of designation, and the Company Bylaws.  During the period of any such arrearage, the Board shall increase the size of the Board by two members to accommodate the two additional trustees.  Upon the cure of such arrearage, the two additional trustees shall immediately cease to be trustees and the size of the Board shall be reduced by two members.  Such election shall be held at a special meeting of such shareholders and at each subsequent annual meeting until all arrearages and the distributions on the 11.0% Cumulative Convertible Preferred Shares and such other preferred shares have been fully paid or a sum sufficient for the full payment thereof has been irrevocably set apart.  Vacancies for trustees elected by holders of 11.0% Cumulative Convertible Preferred Shares and such other preferred shares shall be filled by the remaining trustee so elected then in office or, if there is no such remaining trustee, by the holders of a majority of the outstanding 11.0% Cumulative Convertible Preferred Shares and such other preferred shares voting together as a single class.  A trustee elected by the holders of 11.0% Cumulative Convertible Preferred Shares and such other preferred shares may be removed with or without cause only by the holders of a majority of the outstanding 11.0% Cumulative Convertible Preferred Shares and such other preferred shares voting together as a single class.  Trustees elected by the holders of the 11.0% Cumulative Convertible Preferred Shares shall not be divided into the classes of the Board and the term of office of all trustees elected by the holders of 11.0% Cumulative Convertible Preferred Shares will terminate immediately upon the termination of the rights of the holders of 11.0% Cumulative Convertible Preferred Shares to vote for trustees and upon such termination the total number of trustees constituting the entire Board will automatically be reduced by two.  In accordance with the provisions of this Section 5.b, holders of 11.0% Cumulative Convertible Preferred Shares shall be entitled to one vote per share, provided that if one or more additional classes of parity preferred shares is entitled to vote along together with the holders of the 11.0% Cumulative Convertible Preferred Shares, including, without limitation, the Cumulative Perpetual Convertible CRA Shares, if applicable, then the holders of each class of shares will have voting rights proportional to the relative amounts of liquidation preference and accumulated and unpaid distributions outstanding in respect of each class.

c.            Required Consent.  So long as any 11.0% Cumulative Convertible Preferred Shares remain outstanding, the Company may not,

i.            without the affirmative vote or consent of the holders of at least a majority of 11.0% Cumulative Convertible Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting, (i) authorize or create, or increase the authorized or issued amount of, any class or series of the Company’s shares ranking, with respect to the payment of distributions or rights upon the Company’s liquidation, dissolution or winding up, senior to 11.0% Cumulative Convertible Preferred Shares, or reclassify any authorized shares into such shares, or create, authorize or issue any obligation or security convertible or exchangeable into, or evidencing the right to purchase any, such shares or (ii) amend, alter or repeal the provisions of the Trust Agreement or the 11.0% Cumulative Convertible Preferred Shares, whether by merger, conversion or consolidation (an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the 11.0% Cumulative Convertible Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as 11.0% Cumulative Convertible Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of any such Event will not be deemed to materially adversely affect the rights, preferences, privileges or voting powers of the 11.0% Cumulative Convertible Preferred Shares or the holders thereof; and provided, further, that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other Preferred Shares, or (y) any increase in the amount of authorized 11.0% Cumulative Convertible Preferred Shares or Cumulative Perpetual Convertible CRA Shares, in each case ranking, as to payment of distributions or rights upon the Company’s liquidation, dissolution or winding up, on a parity with or junior to the 11.0% Cumulative Convertible Preferred Shares, will not be deemed to materially adversely affect such rights, preferences, privileges or voting powers; and

ii.            without the affirmative vote or consent of the holders of at least a majority of 11.0% Cumulative Convertible Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting, incur any indebtedness or issue any capital stock, the incurrence or issuance of which would cause a default in the “Consolidated EBITDA to Fixed Charges Ratio” covenant contained in Section 10.15 of the Revolving Credit and Term Loan Agreement, dated as of December 27, 2007, by and among the Company and Centerline Capital Group Inc., as Borrowers named therein, and certain entities named therein as Guarantors, Bank of America, N.A. and other entities party thereto from time to time as lenders, and Bank of America, N.A., as Swingline Lender and as Administrative Agent on behalf of the Lenders, as the same may be amended from time to time (the “Credit Agreement”), assuming for purposes of this section 5.c.ii that the ratio of Consolidated EBITDA (as defined in the Credit Agreement) to Fixed Charges (as defined in the Credit Agreement) required to be maintained is measured for the period of the last 12 months then ending and is required to be equal to or greater than 1.5 to 1.0.

6.            CONVERSION.

a.            Optional Right to Convert; Conversion Formula; Automatic Conversion.  To the extent permitted by the rules of the NYSE and any other national or regional securities exchange or system of automated dissemination of quotation of securities prices in the United States on which the Common Shares are then traded or quoted and upon compliance with the provisions of this Section 6, 11.0% Cumulative Convertible Preferred Shares may be converted into Common Shares at the Cumulative Convertible Preferred Shareholder’s option in whole or in part at any time after the date hereof initially at a conversion rate per $11.70 Liquidation Preference equal to 1.0884 (representing the quotient of 1.0884 obtained by dividing $11.70 by $10.75)  (the “Conversion Rate”), which is equivalent to an initial conversion price of $10.75 per Common Share (subject to adjustment in accordance with the provisions of this Section 6).

b.            Mechanics of Conversion; Fractional Shares.

i.          Each Cumulative Convertible Preferred Shareholder who desires to convert its 11.0% Cumulative Convertible Preferred Shares into Common Shares shall provide notice to the Company’s offices in the form of the Notice of Conversion attached to this Certificate of Designation (a “Conversion Notice”) via telecopy, hand delivery or other mail or messenger service.  The original Conversion Notice and the certificate or certificates representing the 11.0% Cumulative Convertible Preferred Shares for which conversion is elected, shall be delivered to the Company by nationally recognized courier, duly endorsed.  The date upon which a Conversion Notice is initially received by the Company shall be a “Notice Date.”

Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the certificate representing 11.0% Cumulative Convertible Preferred Shares shall have been surrendered and notice shall have been received by the Company or in the case of a conversion pursuant to Section 6.a.ii., on the 20th Trading Day upon which the condition contained therein is met, and the conversion shall be at the Conversion Rate in effect at such time and on such date.

The Company shall use all reasonable efforts to issue and deliver within three (3) business days after the Notice Date, to such Cumulative Convertible Preferred Shareholder at the address of the holder on the books of the Company, a certificate or certificates for the number of Common Shares to which the holder shall be entitled as set forth herein; provided that the original certificates representing the 11.0% Cumulative Convertible Preferred Shares to be converted are received by the transfer agent or the Company within three (3) business days after the Notice Date and the Person or Persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares on such date such original certificates are received.

ii.          If the Conversion Rate results in a Cumulative Convertible Preferred Shareholder being entitled to receive a fractional Common Share with respect to the aggregate 11.0% Cumulative Convertible Preferred Shares being converted pursuant to a Conversion Notice, in lieu of the issuance of such fractional Common Share, the Company shall pay to the Cumulative Convertible Preferred Shareholder cash in an amount equal to the closing price of a Common Share at the close of business on the trading day prior to the conversion date multiplied by the fraction representing the fractional share.

c.            Anti-Dilution Adjustments to Conversion Rate.

i.          If, prior to the conversion of all 11.0% Cumulative Convertible Preferred Shares, the number of issued and outstanding Common Shares is increased by a payment of distributions in Common Shares on any class or series of the Company’s shares or other similar event, then the Conversion Rate in effect immediately prior to the close of business on the Record Date shall be increased by multiplying such Conversion Rate by a fraction:

(a)            the numerator of which shall be the sum of the total number of Common Shares outstanding at the close of business on such Record Date and the total number of Common Shares with respect to such distribution; and

(b)            the denominator of which shall be the number of Common Shares outstanding at the close of business on such Record Date.

Such increase shall become effective immediately prior to the opening of business on the day  following the Record Date fixed for such determination.  If any distribution of the type described in this Section 6.c.i is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared.

ii.          If, prior to the conversion of all 11.0% Cumulative Convertible Preferred Shares, the Company subdivides, combines, reclassifies or splits its outstanding Common Shares into a greater number of Common Shares, the Conversion Rate in effect immediately prior to the opening of business on the day following the day upon which such subdivision, reclassification or split becomes effective shall be proportionately increased, and, conversely, in case the Company shall, while any of the 11.0% Cumulative Convertible Preferred Shares are outstanding, combine or reclassify its outstanding Common Shares into a smaller number of Common Shares, the Conversion Rate in effect immediately prior to the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately prior to the opening of business on the day following the day upon which such subdivision, reclassification, split or combination becomes effective, so that any 11.0% Cumulative Convertible Preferred Shares thereafter surrendered for conversion shall be entitled to receive that number of Common Shares which it would have received had such 11.0% Cumulative Convertible Preferred Shares been converted immediately prior to the happening of such event adjusted as a result of such event;

iii.          Except for the Rights Offering, if, prior to the conversion of all 11.0% Cumulative Convertible Preferred Shares, the Company issues rights or warrants to all or substantially all holders of our outstanding Common Shares entitling them to subscribe for or purchase Common Shares (or securities convertible into or exchangeable or exercisable for Common Shares), at a price per share (or having a conversion, exchange or exercise price per share) less than the average of the closing sales prices (the “Closing Sales Price”) of a Common Share on the NYSE or any other national or regional securities exchange or other over-the-counter market in the United States on which the Common Shares are then traded or quoted on the ten trading days immediately preceding the date of the announcement by public notice of such issuance or distribution (treating the conversion, exchange or exercise price per Common Share of the securities convertible, exchangeable or exercisable for Common Shares as equal to (x) the sum of (i) the price for a unit of the security convertible into or exchangeable or exercisable for Common Shares and (ii) any additional consideration initially payable upon the conversion of or exchange or exercise for such security into Common Shares divided by (y) the number of Common Shares initially underlying such convertible, exchangeable or exercisable security), then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect at the opening of business on the date after such date of announcement by a fraction:

(a)          the numerator of which shall be the number of Common Shares outstanding at the close of business on the date of announcement, plus the total number of additional Common Shares so offered for subscription or purchase (or into which the convertible, exchangeable or exercisable securities so offered are convertible, exchangeable or exercisable); and

(b)          the denominator of which shall be the number of Common Shares outstanding on the close of business on the date of announcement, plus the number of Common Shares (or convertible, exchangeable or exercisable securities) which the aggregate offering price of the total number of Common Shares (or convertible, exchangeable or exercisable securities) so offered for subscription or purchase (or the aggregate conversion, exchange or exercise price of the convertible, exchangeable or exercisable securities so offered) would purchase at such Closing Sale Price of the Common Shares.

Such increase shall become effective immediately prior to the opening of business on the day following the Record Date for such determination.  To the extent that Common Shares (or securities  convertible, exchangeable or exercisable into Common Shares) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Common Shares (or securities convertible, exchangeable or exercisable into Common Shares) actually delivered.  In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed.  In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at less than such Closing Sale Price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board.

iv.          (A) Except for the Rights Offering, if, prior to the conversion of all 11.0% Cumulative Convertible Preferred Shares, the Company, by distribution or otherwise, distributes to all or substantially all holders of its outstanding Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing Company and the Common Shares are not changed or exchanged), capital stock, evidences of its indebtedness or other assets, including securities, (including capital stock of any subsidiary of the Company) but excluding (a) dividends or distributions of Common Shares referred to in Section 6.c.i; (b) any rights or warrants referred to in Section 6.c.iii; (c) dividends and distributions paid exclusively in cash and (d) dividends and distributions of securities or other property or assets (including cash) in connection with a merger, consolidation, statutory share exchange, tender offer for all or substantially all of our Common Shares or sale of all or substantially all of the Company’s assets to which Section 6.c.v applies (such securities, evidence of its indebtedness or other assets being distributed hereinafter in this Section 6.c.iv called the “Distributed Assets”), then, in each such case, subject to paragraphs (D) and (E) of this Section 6.c.iv., the Conversion Rate shall be increased by multiplying the Conversion Rate in  effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

(a)            the numerator of which shall be the Current Market Price; and

(b)            the denominator of which shall be such Current Market Price, less the Fair Market Value on such date of the portion of the Distributed Assets so distributed applicable to one Common Share (determined on the basis of the number of Common Shares outstanding on such Record Date) on such date.

Such increase shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution.  In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(B) If the Board determines the Fair Market Value of any distribution for purposes of this Section 6.c.iv by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to this Section 6.c.iv to the extent possible, unless the Board determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the holders of the 11.0% Cumulative Convertible Preferred Shares.

(C) In the event any such distribution consists of capital stock or Common Shares of, or similar equity interests in, one or more of the Company’s subsidiaries (a “Spin Off”), the Fair Market Value of the securities to be distributed shall equal the average of the Closing Sale Prices of such securities for the five consecutive trading days commencing on and including the sixth trading day of those securities after the effectiveness of the Spin Off, and the Current Market Price shall be measured for the same period.  In the event, however, that an underwritten initial public offering of the securities in the Spin Off occurs simultaneously with the Spin Off, the Fair Market Value of the securities distributed in the Spin Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Closing Sale Price for the Common Shares on the same trading day.

(D)  Rights or warrants distributed by the Company to all holders of the outstanding Common Shares entitling them to subscribe for or purchase equity securities of the Company (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”), (x) are deemed to be transferred with such Common Shares, (y) are not exercisable and (z) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this

Section 6.c.iv (and no adjustment to the Conversion Rate under this Section shall be required) until the occurrence of the earliest Trigger Event.  If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different Distributed Assets, or entitle the holder to purchase a different number or amount of the foregoing Distributed Assets or to purchase any of the foregoing Distributed Assets at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 6.c.iv:

(a)            in the case of any such rights or warrants which shall all have been repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share repurchase price received by a holder of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such repurchase; and

(b)            in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

      (E)                       For purposes of this Section 6.c.iv and Section 6.c.i, Section 6.c.ii and Section 6.c.iii, any dividend or distribution to which this Section 6.c.iv is applicable that also includes (x) Common Shares to which Section 6.c.i applies, (y) a subdivision, split or combination of shares of Common Shares to which Section 6.c.ii applies or (z) rights or warrants to subscribe for or purchase Common Shares to which Section 6.c.iii applies (or any combination thereof), shall be deemed instead to be:

(a)  a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such Common Shares, such subdivision, split or combination or such rights or warrants to which Section 6.c.i, Section 6.c.ii and  Section 6.c.iii apply, respectively (and any Conversion Rate adjustment required by this Section 6.c.iv with respect to such dividend or distribution shall then be made), immediately followed by

(b)  a dividend or distribution of such Common Shares, such subdivision, split or combination or such rights or warrants (and any further Conversion Rate increase required by Section 6.c.i, Section 6.c.ii and Section 6.c.iii with respect to such dividend or distribution shall then be made), except:

the Record Date of such dividend or distribution shall be substituted as (x) “the date fixed for the determination of shareholders entitled to receive such distribution” and “Record Date” within the meaning of Section 6.c.i, (y) “the day upon which such subdivision, reclassification or split becomes effective” or “the day upon which such combination  or reclassification becomes effective” (as applicable) within the meaning of Section 6.c.ii, and (z)  as “the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 6.c.iii; and (ii) any reduction or increase in the number of Common Shares resulting from such subdivision, split or combination (as applicable) shall be disregarded in connection  with such dividend or distribution.

v.          If, prior to the conversion of all 11.0% Cumulative Convertible Preferred Shares, the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of our Common Shares or sale of all or substantially all of the Company’s assets), as a result of which Common Shares shall be converted into the right to receive securities or other property (including cash or any combination thereof), each 11.0% Cumulative Convertible Preferred Share, if any share thereof remains outstanding and is convertible after the consummation of the transaction, shall thereafter be convertible into the kind and amount of shares and other securities and property (including cash or any combination thereof) receivable upon the consummation of such transaction by a holder of that number of Common Shares or fraction thereof into which one 11.0% Cumulative Convertible Preferred Share was convertible immediately prior to such transaction, assuming such 11.0% Cumulative Convertible Preferred Shareholder failed to exercise any rights of election to convert (provided that if the kind and amount of stock or beneficial interest, securities and other property so receivable is not the same for each non-electing share, the kind and amount so receivable by each non-electing share shall be deemed to be the kind and amount received per share by a plurality of non-election shares).  The Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

vi.          If, prior to the conversion of all 11.0% Cumulative Convertible Preferred Shares, the Company makes cash distributions (other than distributions in connection with the Company’s liquidation, dissolution or winding up, distributions on the Cumulative Perpetual Convertible CRA Shares or other Preferred Shares, ordinary course distributions or quarterly distributions consisting exclusively of cash to all holders of Common Shares equal to or less than $0.15 per share, subject to adjustment for subdivisions, combinations, reclassifications or splits of the Company’s Common Shares), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the shareholders entitled to receive such distribution by a fraction:

(a)            the numerator of which shall be equal to the Current Market Price per Common Share on the date fixed for such determination; and

(b)            the denominator of which shall be equal to the Current Market Price per Common Share on such date fixed for determination less the amount per Common Share of such distribution,

such adjustment to become effective immediately after the record date fixed for the determination of shareholders entitled to receive such distribution.

Notwithstanding the foregoing, in cases where (A) the per share amount of such distribution equals or exceeds the Current Market Price of the Common Shares, or (B) the Current Market Price of the Common Shares exceeds the per share amount of such distribution by less than $1.00, in lieu of the adjustment set forth in this Section 6.c.vi., holders will have the right to receive upon conversion, in addition to Common Shares, if any, such distribution such holders would have received upon conversion of such holders’ 11.0% Cumulative Convertible Preferred Shares if they had been converted immediately prior to the record date.

vii.          No adjustment of the Conversion Rate is required to be made in any case until cumulative adjustments amount to 1% or more of the Conversion Rate. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.

viii.         In addition to the foregoing adjustments, the Company is permitted to make such reductions in the conversion price as the Company considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of Common Shares.

ix.          For purposes of this Section 6.c, the following terms shall have the meanings indicated:

(a)   “Current Market Price” on any date means the average of the daily Closing Sale Prices per Common Share for the ten consecutive trading days immediately prior to such date; provided, however, that if:  (1) the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation of Current Market Price) that requires an adjustment to the Conversion Rate pursuant to Section 6.c.i, Section 6.c.ii, Section 6.c.iii, or Section 6.c.iv occurs during such ten consecutive trading days, the Closing Sale Price for each trading day prior to the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; (2) the “ex” date for any event (other than the issuance or distribution requiring such computation of Current Market Price) that requires an adjustment to the Conversion Rate pursuant to Section 6.c.i, Section 6.c.ii, Section 6.c.iii, or Section 6.c.iv occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Sale Price for each trading day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and (3) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Closing Sale Price for each trading day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board in a manner consistent with any determination of such value for purposes of Section 6.c.iv) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one Common Share as of the close of business on the day before such “ex” date.  For purposes hereof, the “ex” date is the date on or after which a Common Share is traded without a previously declared issuance or distribution pursuant to the rules of a securities exchange upon which the Common Shares are then listed and traded.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 6.c, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 6.c and to avoid unjust or inequitable results as determined in good faith by the Board.

(b)   “Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s length transaction (as determined by the Board, whose determination shall be made in good faith and, absent manifest error, shall be final and binding on holders of the 11.0% Cumulative Convertible Preferred Shares).

(c)   “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

d.            Adjustment to Conversion Rate Upon a Fundamental Change.

                                                                   i.          If and only to the extent a holder of 11.0% Cumulative Convertible Preferred Shares elects to convert its 11.0% Cumulative Convertible Preferred Shares pursuant to Section 6(a) in connection with a Fundamental Change, the Company shall increase the Conversion Rate applicable to the shares of 11.0% Cumulative Convertible Preferred Shares surrendered for conversion by a number of additional Common Shares (the “Additional Shares”), if any, as set forth in this Section 6(d).  A conversion shall be deemed for the purposes of this Section 6 to be “in connection with” a Fundamental Change if the applicable Conversion Notice is received by the Company from and including the Effective Date of such Fundamental Change up to and including the Fundamental Change Conversion Date for that Fundamental Change. If a holder elects to convert 11.0% Cumulative Convertible Preferred Shares in connection with a Fundamental Change, but such Fundamental Change is not consummated, then such holder shall not be entitled to the increased Conversion Rate referred to above in connection with the conversion.

ii.          The number of Additional Shares, if any, shall be determined by reference to the table below, based on the Effective Date of such Fundamental Change and the Share Price for such Fundamental Change. If an event occurs that requires an adjustment to the Conversion Rate as described in Section 6, each applicable Share Price set forth in the first row of the table below shall be adjusted, concurrently with such adjustment in the Conversion Rate, multiplying the Share Price in effect immediately before the adjustment by a fraction, the numerator of which is the Conversion Rate in effect immediately before the adjustment, and the denominator of which is the adjusted Conversion Rate. In addition, but without duplication of the adjustment pursuant to the preceding sentence, if an event occurs that requires an adjustment to the Conversion Rate as described in Section 6, each applicable number of Additional Shares set forth in the table below shall be adjusted concurrently and in the same manner in which the Conversion Rate is adjusted as described in Section 6.

Number of Additional Shares
(per $11.70 liquidation preference of 11.0% Cumulative Convertible Preferred Shares)
Share Price
Effective Date	$10.27	$10.75	$12.50	$15.00	$17.50	$20.00	$25.00
1/25/2008	0.0509	0.0932	0.0639	0.0379	0.0217	0.0111	0.0000
1/23/2009	0.0509	0.0849	0.0563	0.0318	0.0173	0.0079	0.0000
1/23/2010	0.0509	0.0737	0.0459	0.0234	0.0109	0.0032	0.0000
1/23/2011	0.0509	0.0621	0.0340	0.0133	0.0031	0.0000	0.0000
1/23/2012	0.0509	0.0497	0.0192	0.0000	0.0000	0.0000	0.0000
1/23/2013	0.0509	0.0402	0.0000	0.0000	0.0000	0.0000	0.0000
1/23/2014	0.0509	0.0404	0.0000	0.0000	0.0000	0.0000	0.0000
1/23/2015	0.0509	0.0403	0.0000	0.0000	0.0000	0.0000	0.0000
1/23/2016	0.0509	0.0391	0.0000	0.0000	0.0000	0.0000	0.0000
1/23/2017	0.0509	0.0319	0.0000	0.0000	0.0000	0.0000	0.0000
1/23/2018	0.0509	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
iii.          The exact applicable Share Price and the Effective Date of such Fundamental Change may not be set forth in the table above, in which case:

A.            if the actual applicable Share Price is between two applicable Share Prices listed in the table above, and/or the actual Effective Date of such Fundamental Change is between two dates listed in the table above, the Company shall determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the two applicable prices, or for the two dates based on a 365-day year, as applicable;

B.            if the actual applicable Share Price is greater than $25.00 per share (subject to adjustment as provided below, the “Cap Price”), no Additional Shares shall be issuable and the Conversion Rate shall not increase in connection with a Fundamental Change; and

C.            if the actual applicable Share Price is less than $10.27 per share (subject to adjustment as provided below, the “Floor Price”), no Additional Shares shall be issuable and the Conversion Rate shall not increase in connection with a Fundamental Change.

iv.          In no event shall Additional Shares be issuable if, after giving effect thereto, the Conversion Rate would exceed 1.1392 (the “Cap Conversion Rate”). If an event occurs that requires an adjustment to the Conversion Rate as described in Section 6, each of the Cap Price, the Floor Price and the Cap Conversion Rate shall be adjusted concurrently and in the same manner in which the Conversion Rate is adjusted as described in Section 6.

v.          The Company shall mail to holders of 11.0% Cumulative Convertible Preferred Shares notice of, or publicly announce (with subsequent prompt notice by mail), the anticipated effective date of any proposed Fundamental Change at least 15 days before the anticipated Effective Date of such Fundamental Change. In addition, no later than the third Business Day after the completion of such Fundamental Change, the Company shall publicly announce such completion.

vi.          For purposes of this Section 6(d), the following terms shall have the following meanings:

(a)	“Effective Date of such Fundamental Change” means, with respect to a Fundamental Change, the date on which such Fundamental Change occurs or becomes effective.

(b)
“Fundamental Change Conversion Date” means, with respect to a Fundamental Change, the date specified as such by the Company in the Fundamental Change Notice delivered pursuant to Section 3(h)(ii), which date shall be a Business Day and shall not be less than 20 days nor more than 35 days after the date on which the Company gives such notice.

(c)
“Share Price” means, with respect to a Fundamental Change, an amount determined as follows: (1) if the Fundamental Change is a transaction or series of related transactions and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for Common Shares in the Fundamental Change consists solely of cash, then the Share Price will be the cash amount paid per Common Share in the transaction; (2) if the Fundamental Change is a sale, transfer, lease, conveyance or other disposition of property and assets and the consideration paid for the Company’s property and assets (or for the property and assets of the Company and its subsidiaries on a consolidated basis) consists solely of cash, then the Share Price will be the cash amount paid for the Company’s property and assets, expressed as an amount per Common Share outstanding on the Effective Date of such Fundamental Change; and (3) in all other cases, the Share Price will be the average of the Closing Sale Price per Common Share for the five consecutive Trading Days immediately preceding the Effective Date.

e.            Conversion into Common Shares.  Upon conversion of the 11.0% Cumulative Convertible Preferred Shares in accordance with this Certificate of Designation and the issuance of a certificate or certificates for the number of Common Shares to which the 11.0% Cumulative Convertible Preferred Shareholder shall be entitled as set forth herein, such 11.0% Cumulative Convertible Preferred Shares shall be deemed automatically canceled and shall cease to be issued or outstanding.  The conversion of 11.0% Cumulative Convertible Preferred Shares into Common Shares is hereby authorized and the Common Shares issued upon conversion shall be fully paid and nonassessable undivided beneficial interests in the assets of the Company.  The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the 11.0% Cumulative Convertible Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all then outstanding 11.0% Cumulative Convertible Preferred Shares; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding 11.0% Cumulative Convertible Preferred Shares, the Company and the Board shall take such action as may be necessary to increase its authorized but unissued Common Shares to such number of Common Shares as shall be sufficient for such purposes.

7.            TRANSFER RESTRICTIONS.

a.            Legend.

Any 11.0% Cumulative Convertible Preferred Shares offered in a private offering pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), may be offered and sold only to “accredited investors” within the meaning of Rule 501 under the Securities Act (“Accredited Investors”).  Those shares shall be subject to restrictions on transfer as set forth in the Trust Agreement (including this Certificate of Designation) and each such 11.0% Cumulative Convertible Preferred Share certificate must contain a legend substantially to the following effect:

                               THE 11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS, AND CENTERLINE HOLDING COMPANY (THE “ISSUER”) HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”).  NEITHER SUCH 11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, RESELL OR OTHERWISE TRANSFER THE 11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES REPRESENTED HEREBY, UNLESS SUCH 11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES NO LONGER CONSTITUTE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO ONE OR MORE PERSONS, EACH OF WHICH IS AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT) THAT IS ACQUIRING SUCH 11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES FOR ITS OWN ACCOUNT FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR OTHER APPLICABLE SECURITIES LAWS OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCREDITED INVESTOR BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL.

TO THE FULLEST EXTENT PERMITTED BY LAW, ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTION TO THE CONTRARY TO THE ISSUER, THE TRANSFER AGENT OR ANY INTERMEDIARY.

Furthermore, each 11.0% Cumulative Convertible Preferred Share certificate will contain a legend substantially to the following effect:

THE ISSUER WILL FURNISH TO ANY SHAREHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF (1) ANY RESTRICTIONS, LIMITATIONS, PREFERENCES OR REDEMPTION PROVISIONS CONCERNING THE 11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES AND (2) THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DISTRIBUTIONS, AND OTHER QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE 11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES, THE DIFFERENCES IN

THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF SUCH CLASS TO THE EXTENT THEY HAVE BEEN SET, AND THE AUTHORITY OF THE BOARD OF TRUSTEES OF THE ISSUER TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF 11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES.  11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN WHOLE SHARES.

8.            CAPITALIZED TERMS.  Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

9.            SECTION REFERENCES.  Unless otherwise stated herein, references to sections shall be deemed to be references to sections of this Certificate of Designation.

10.            GOVERNING LAW.  This Certificate of Designation shall be interpreted in accordance with the terms of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

11.            CERTIFICATES.  Certificates representing 11.0% Cumulative Convertible Preferred Shares shall include a statement that requires the Company to furnish to any Cumulative Convertible Preferred Shareholder, upon request and without charge, a full statement of (i) any restrictions, limitations, preferences or redemption provisions concerning the 11.0% Cumulative Convertible Preferred Shares and (ii) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, and other qualifications and terms and conditions of redemption of such 11.0% Cumulative Convertible Preferred Shares and the authority of the Board to set the relative rights and preferences of subsequent series of 11.0% Cumulative Convertible Preferred Shares.  Notwithstanding any other provision of the Trust Agreement or the Fifth Amended and Restated Bylaws of the Company (as amended, the “Company Bylaws”) to the contrary, a certificate representing 11.0% Cumulative Convertible Preferred Shares shall be validly issued upon the manual signature of any one or more Managing Trustee.  Such a certificate need not be countersigned and registered by the Company’s transfer agent and/or registrar.  The Managing Trustees, acting individually or collectively, shall execute and deliver certificates representing the 11.0% Cumulative Convertible Preferred Shares substantially in the form attached hereto as Exhibit A and incorporated herein by reference, together with such modifications thereto as such Managing Trustee or Managing Trustees shall approve (notwithstanding any other provision of the Trust Agreement or Company Bylaws but subject to the requirements set forth in this Certificate of Designation), such approval to be conclusively, but not exclusively, evidenced by the execution and delivery thereof by such Managing Trustee or Managing Trustees.  To the extent that this Section 11 is inconsistent with the Company Bylaws, in accordance with Article XIV of the Company Bylaws, the Company Bylaws, including Article VII of the Company Bylaws, shall be deemed amended for the limited purposes set forth in this Section 11.

12.            SEVERABILITY OF PROVISIONS.  Each provision of this Certificate of Designation shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Certificate of Designation which are valid, enforceable and legal.

ANNEX TO
CERTIFICATE OF DESIGNATION

NOTICE OF CONVERSION

To:          Centerline Holding Company

Reference is made to that certain Certificate of Designation of 11.0% Cumulative Convertible Preferred Shares, Series A-1 (the “11.0% Designation”).  Capitalized terms used but not defined herein have the meanings set forth in the 11.0% Designation.  Pursuant to the 11.0% Designation, the undersigned, being a holder of 11.0% Cumulative Convertible Preferred Shares (an “Exercising Holder”), hereby elects to exercise its conversion rights as to a portion or portions of its 11.0% Cumulative Convertible Preferred Shares, all as specified opposite its signature below:

Dated:

EXERCISING HOLDER		NUMBER OF 11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES, SERIES A-1 TO BE CONVERTED TO COMMON SHARES
Name	Signature

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of January 25, 2008, by and between Centerline Holding Company, a statutory trust formed under the laws of the State of Delaware (the “Company”), and Related Special Assets LLC, a Delaware limited liability company (the “Holder”).

Recitals

WHEREAS, pursuant to the terms of that certain securities purchase agreement, dated as of the date hereof, among the Company and the Holder (the “Securities Purchase Agreement”), the Company has agreed to sell to the Holder and the Holder has agreed to purchase from the Seller 11,216,628 11.0% Cumulative Convertible Preferred Shares, Series A-1 of the Company (the “Convertible Preferred Shares”); and

WHEREAS, in order to induce the Holder to consummate the transactions contemplated by the Securities Purchase Agreement, the Company has agreed to grant to the Holder the registration rights set forth in this Agreement.

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby agree as follows:

Section 1. Definitions.

Capitalized terms used, but not otherwise defined herein, shall have the meanings assigned to such terms in the Securities Purchase Agreement.  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Agent” means the principal placement agent on an agented placement of Registrable Securities.

 “Agreement” has the meaning set forth in the Preamble.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are permitted or required by any applicable law to close.

“Commission” shall mean the Securities and Exchange Commission.

“Common Shares” shall mean the common shares of beneficial interest of the Company.

“Company” shall have the meaning set forth in the Preamble and also shall include the Company’s successors.

“Conversion Shares” shall mean the Common Shares issued or issuable, as applicable, upon conversion of the Convertible Preferred Shares.

“Convertible Preferred Shares” shall have the meaning set forth in the Recitals.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Existing Registration Rights” shall mean the registration rights contained in the Registration Rights Agreement, dated as of November 17, 2003, by and among CharterMac, APH Associates L.P., DLK Associates L.P, Marc Associates, L.P., Related General II, L.P., Stephen M. Ross, SJB Associates L.P., J. Michael Fried and Fried Family 2001 Trust and the Registration Rights Agreement, dated as of August 15, 2006, by and among CharterMac, CM ARCap Investors LLC, Leonard W. Cotton and James L. Duggins.

“Holdback Period” shall have the meaning set forth in Section 4(d).

 “Holder” shall have the meaning set forth in the Preamble, and shall include the transferee of any such Person’s Registrable Securities acquiring rights in accordance with Section 8(i) hereof whenever such Person owns of record Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

“Independent Trustees” shall have the same meaning as in the Second Amended and Restated Trust Agreement of the Company dated as of November 17, 2003, as amended.

“Majority Selling Holders” means those Selling Holders whose Registrable Securities included in such Registration Statement represent a majority of the Registrable Securities of all Selling Holders included therein.

 “NASD” shall mean the National Association of Securities Dealers, Inc.

“Person” shall mean an individual, partnership, corporation, limited liability company, trust, estate, or unincorporated organization, or other entity, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement or free-writing prospectus with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf

Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Registrable Securities” shall mean (i) the Convertible Preferred Shares and Conversion Shares; (ii) any Common Shares or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by the Company generally for, or in replacement by the Company generally of, any Convertible Preferred Shares or Conversion Shares; (iii) any securities issued pursuant to a stock split or a reclassification of, or in substitution for, any Convertible Preferred Shares or Conversion Shares; and (iv) any securities issued in exchange for the Convertible Preferred Shares or Conversion Shares in any merger, combination or reorganization of the Company; provided, however, that Registrable Securities shall not include any securities which have theretofore been registered and sold pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 or any similar rules promulgated by the Commission pursuant to the Securities Act or are eligible for sale pursuant to Rule 144(k).  For purposes of this Agreement, a Person will be deemed to be a Holder of Registrable Securities whenever such Person has the then-existing right to acquire such Registrable Securities (by conversion, exchange, purchase or otherwise), whether or not such acquisition has actually been effected and whether or not the Company or any other Person has the right to redeem the securities exchangeable for the Registrable Securities in lieu of issuing the Registrable Securities.

“Registration Statement” or “Shelf Registration Statement” shall mean a "shelf" registration statement of the Company pursuant to the requirements of the Securities Act which covers the issuance or resale of the Registrable Securities on Form S-3 or such other form as the Company is eligible to use under Rule 415 promulgated under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits thereto and all materials incorporated by reference therein, and including any information deemed to be a part thereof as of the time of effectiveness pursuant to Rule 430A, 430B or 430C.

 “Rule 144” and “Rule 145” shall mean Rule 144 and Rule 145 promulgated under the Securities Act, and any successor rule or regulation under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and any successor act.

“Securities Purchase Agreement” shall have the meaning set forth in the Recitals.

“Selling Holders” means, with respect to a specified Registration Statement pursuant to this Agreement, the Holders whose Registrable Securities are included in such Registration Statement.

“Transfer” means and includes the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security or any transfer upon any merger or consolidation) (and correlative words shall have correlative meanings); provided, however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a Transfer.

“Underwriters’Representative” means the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters’ Representative by the co-managers; provided, that the managing underwriter shall be subject to the approval of not less than a majority of the Independent Trustees.

“Underwritten Offering” shall have the meaning set forth in Section 4(d).

Section 2.    (a) Shelf Registration Under the Securities Act.  Not later than ninety (90) days after the date of this Agreement, the Company shall file a Shelf Registration Statement providing for the sale by the Holders of the Registrable Securities. If the Company is (i) a "well-known seasoned issuer", the Shelf Registration Statement shall be immediately effective pursuant to Rule 462 or (ii) not a "well-known seasoned issuer," the Company will use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable.  The Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective with respect to such Registrable Securities for a period expiring on the date on which all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or the Holders of such Registrable Securities are eligible to sell such Registrable Securities pursuant to Rule 144(k) promulgated under the Securities Act and further agrees during such period to supplement or amend the Shelf Registration Statement, if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for a shelf registration to the extent necessary to ensure that it is available for resales by the Holders of the Registrable Securities. Notwithstanding the foregoing, (i) the Company shall not be required to file a Registration Statement at any time prior to the earlier of (A) the completion of the Rights Offering and (B) 270 days from the date hereof; and (ii) the Company shall not be required to file a Registration Statement or to keep a Registration Statement effective and shall be permitted to suspend the use of any then effective Registration Statement if the Chief Executive Officer or the Chief Financial Officer of the Company certifies to the

Holders in writing of the existence of circumstances relating to a material pending development, including, but not limited to a pending or contemplated material acquisition or merger or other material transaction or event, which would require additional disclosure by the Company in the Registration Statement of previously non-public material information which the Company in its good faith judgment has a bona fide business purpose for keeping confidential and the nondisclosure of which in the Registration Statement might cause the Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that the Company may not delay, suspend or withdraw a Registration Statement for such reason for more than sixty (60) days or more often than twice during any period of twelve (12) consecutive months. The Company is not required to file a separate Registration Statement, but may file one Registration Statement covering the Registrable Securities held by more than one Holder.

(b) Incidental Registration.  If the Company proposes to file a registration statement under the Securities Act (other than a registration statement on a Form S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to the Company’s existing shareholders or pursuant to Rule 415 under the Securities Act (or any substitute form or rule, respectively, that may be adopted by the Commission)) in an underwritten offering on any form that would also permit the registration of the Registrable Securities, and such filing is to be solely on  behalf of selling holders of its securities for the general registration of Common Shares to be sold for cash, subject to the Existing Registration Rights, the Company shall promptly give each Holder written notice of such registration setting forth the date on which the Company proposes to file such registration statement and advising each Holder of its right to have Registrable Securities included in such registration.  Upon the written request of any Holder received by the Company within ten (10) Business Days following the date of the Company’s notice, the Company shall use its commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.  The Company shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 2(b) without any obligation or liability to any Holder.  The Company shall not be required to include any Holder’s Registrable Securities in any underwriting pursuant to this Section 2(b) unless such holder accepts the terms of the underwriting agreement as agreed to between the Company and the underwriters.  If, in the opinion of the Underwriters’ Representative, the amount of Registrable Securities requested to be included in such registration would materially adversely affect such offering, or the timing or distribution thereof, then the Company will include in such registration, to the extent the number of Registrable Securities requested to be included in such registration can be sold without having the adverse effect referred to above (in the opinion of the Underwriters’ Representative), the number of Registrable Securities requested to be included in such registration by the Holders pursuant to this Section 2 and all securities offered for the account of other Persons, such amount to be allocated pro rata  among all requesting Holders and other Persons on the basis of the relative number of Registrable Securities and securities requested to be registered by each such Holder and other Person.

Section 3.               Registration Procedures.

(a)    Obligations of the Company. In connection with the obligations of the Company with respect to the Registration Statement required to be filed pursuant to Section 2 hereof, the Company shall, to the extent applicable, use its commercially reasonable efforts to:

(i) Prepare and file with the Commission within the time period for such filing set forth in Section 2 hereof, a Shelf Registration Statement with respect to such Registrable Securities (which Registration Statement shall be available for the Selling Holders' intended method or methods of distribution and shall comply in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith) and, if not effective on filing, use commercially reasonable efforts to cause such Registration Statement to become effective.

(ii) Notify each Selling Holder when the Registration Statement and any post-effective amendments and supplements thereto are declared effective.

(iii) Notify each Selling Holder of the receipt of any comments from the Commission with respect to the Shelf Registration Statement and, subject to Section 2, respond to such comments and prepare and file with the Commission, if necessary, such amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement or any document incorporated therein by reference or file any other required document as may be necessary to comply with the provisions of the Securities Act and rules thereunder, including the filing of a supplemental Prospectus pursuant to Securities Act Rule 424 or any free-writing prospectus pursuant to Rule 433, with respect to the disposition of all securities covered by such Registration Statement and the instructions applicable to the registration form used by the Company. In the event that any Registrable Securities included in a Registration Statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to maintain the effectiveness of such Registration Statement, the Company may file a post-effective amendment to the Registration Statement for the purpose of removing such securities from registered status.

(iv) Furnish to each Selling Holder of Registrable Securities, without charge, such numbers of copies of the Registration Statement, any amendment thereto, the Prospectus, including each preliminary Prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder.

(v) Register and qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such states or jurisdictions in the United States as shall be reasonably requested by any Selling Holder and to keep such qualification effective during the period such Registration Statement is effective and obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction, at the earliest possible moment; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business or register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this Section 3(a)(v), (ii) subject itself to taxation in any such jurisdiction, or (iii) to file a general consent to service of process in any such states or jurisdictions.

(vi) In the event of any underwritten or agented offering, enter into and perform the Company’s obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents and representations and warranties by the Company to the underwriters), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering and use its commercially reasonable efforts to obtain executed lock-up agreements from the officers and directors of the Company, if requested by the underwriters. The Company shall also reasonably cooperate with the Majority Selling Holders and the Underwriters’ Representative or Agent for such offering in the marketing of the Registrable Shares, including making available the Company’s officers, accountants, counsel, premises, books and records for such purpose, but the Company shall not be required to incur any material out-of-pocket expense pursuant to this sentence and shall not be required to conduct a road-show in connection therewith.

(vii) Notify each Selling Holder of any stop order suspending the effectiveness of a Registration Statement issued or for the issuance of which proceedings have been instituted, or, to the extent the Company has actual knowledge thereof, threatened to be issued by the Commission in connection therewith and take all commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(viii) Notify each Selling Holder of the happening of any transaction or event during the period a Registration Statement is effective as a result of which the Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of any Prospectus), not misleading.

(ix) Make generally available to the Company's security holders copies of an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than ninety (90) days following the end of the 12-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement filed pursuant to this Agreement.

(x) Make available for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder (but not more than one firm of counsel to such Selling Holders), all financial and other information as shall be reasonably requested by them, and provide the Selling Holders, any underwriter participating in such offering and the representatives of such Selling Holders and Underwriters’ Representative the opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in such Registration Statement, in each case all as reasonably necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Company determines, in good faith, to be confidential and which the Company advises such Person in writing is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company, or the related Selling Holder of Registrable Securities agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to the Company.

(xi) In the event of any underwritten or agented offering, obtain a so-called “comfort letter” from the Company’s independent public accountants, and legal opinions of counsel to the Company addressed to the underwriter participating in such offering, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to the Underwriters’ Representative.  Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgements as are required or customarily provided by selling shareholders who receive such comfort letters or opinions.

(xii) Cause the Company’s officers, employees, accountants and counsel, as applicable, to participate in, and to otherwise facilitate and cooperate with the preparation of a Prospectus and to participate in drafting sessions and due diligence sessions, as applicable.

(xiii) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

(xiv) Cause the Registrable Securities covered by such Registration Statement if similar securities of the Company are then listed on a securities exchange or included for quotation in a recognized trading market, to be so listed or included for so long as such similar securities of the Company are so listed or included.

(xv) Provide a CUSIP number for the Registrable Securities if not the Company Common Shares prior to the effective date of the first Registration Statement including Registrable Securities.

(xvi)  Promptly as practicable file a new Registration Statement and use commercially reasonable efforts to cause such Registration Statement to be declared effective if the Company’s previously filed Registration Statement is no longer effective or the Company is ineligible to use the filed Registration Statement (except solely due to the unavailability of audited financial statements at the end of the Company’s fiscal year) to permit the Holders to resell the Registrable Securities and the Company is still obligated to maintain the effectiveness of the Registration Statement.

(xvii) Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such Registration Statement.

(b)            Holders’ Obligations. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2 and 3 hereof with respect to the Registrable Securities of any Selling Holder of Registrable Securities that such Selling Holder shall furnish to the Company such information regarding such Selling Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of such Selling Holder's Registrable Securities, and to cooperate with the Company in preparing such Registration Statement.

Section 4.               Agreements of Selling Holder. In connection with any Registration Statement pursuant to Section 2 hereof, each Selling Holder agrees, as applicable:

(a)   to execute the underwriting agreement, if any, agreed to by the Majority Selling Holders or the Company, as the case may be;

(b)   that it will not offer or sell its Registrable Securities under the Registration Statement until it has received copies of the supplemented or amended Prospectus contemplated by Section 3(a)(iii) hereof and receives notice that any post-effective amendment (if required) has become effective;

(c)            that, upon receipt of any notice from the Company of the happening of any transaction or occurrence of any event of the kind specified in Sections

2, 3(a)(iii) or 3(a)(viii), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until the Holder receives copies of the supplemented or amended Prospectus contemplated by Section 3(a)(iii) hereof and receives notice that any post-effective amendment (if required) has become effective or until it is advised in writing by the Company that the use of the applicable Prospectus and Registration Statement may be resumed, and, if so directed by the Company, the Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Registration Statement and Prospectus covering such Registrable Securities current immediately preceding the time of receipt of such notice; and

(d)        that upon the receipt of notice from the Company, as requested by the managing underwriter or underwriters of a public offering of the Company’s Common Shares, or other securities convertible into, or exercisable or exchangeable for, the Company’s Common Shares, that is underwritten on a firm commitment basis for the account of the Company (an “Underwritten Offering”), the Holders shall not effect any public or private sale or distribution, including sales pursuant to Rule 144 of the Securities Act of any of the Company’s Common Shares, or any securities convertible into or exchangeable or exercisable for such securities, including, but not limited to, the Convertible Preferred Shares, during the period (the “Holdback Period”) beginning fourteen (14) days prior to, and ending ninety (90) days after, the effective date of the Registration Statement relating to such Underwritten Offering; provided, however, that the aggregate number of days during which one or more Holdback Periods are in effect shall not exceed one hundred twenty (120) days during any period of twelve (12) consecutive months.

Section 5.                Expenses of Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to the Registration Statement pursuant to Section 2, including all registration, exchange listing, accounting, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company, and of the Company’s independent public accountants, including the expenses of “comfort letters” required by or incident to such performance and compliance and reasonable fees and disbursements of one firm of counsel for the Holders (selected by the Selling Holders who constitute Majority Selling Holders).  The Holders shall be responsible for any underwriting discounts and commissions and taxes of any kind (including, without limitation, transfer taxes) relating to any disposition, sale or transfer of Registrable Securities.

Section 6.               Indemnification; Contribution.

(a)            Indemnification by the Company. If any Registrable Securities are included in a Registration Statement under this Agreement:

       (i)  To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each officer, director, trustee, partner, member, and employee of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including reasonable attorneys’ fees and disbursements and expenses of investigation, incurred by such party arising out of or based upon any of the following statements, omissions or violations (collectively, a “Violation”):

(A)     Any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto or any document incorporated by reference therein;

(B)     Any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein (in light of the circumstances under which they were made in the case of any prospectus) not misleading; or

(C)     Any violation or alleged violation by the Company of the federal securities laws, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law  in connection with the Registrable Securities to this Agreement;

provided, however, that the indemnification required by this Section 6(a) shall not applyto amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation made in reliance upon and in conformity with written information furnished to the Company by a Holder, underwriter or the indemnified party expressly for use in connection with such registration. The Company shall also indemnify underwriters participating in the distribution of the Registrable Securities, their officers, directors, agents and employees and each Person, if any, who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Selling Holders.

                                (b)    Indemnification by Holder. If any of a Selling Holder’s Registrable Securities are included in a Registration Statement under this Agreement, to the extent permitted by applicable law, such selling Holder shall indemnify and hold harmless the Company, each of its trustees, officers, employees and agents, each Person, if any, who  controls the Company within the meaning of Section 15 of the Securities Act or Section

20 of the Exchange Act, any other Selling Holder, any controlling Person of any such other selling Holder and each officer, director, partner, and employee of such other Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including reasonable attorneys’ fees and disbursements and expenses of investigation, incurred by such party arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto or any document incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein (in light of the circumstances under which they were made in the case of any prospectus) not misleading or any violation or alleged violation by any Holder or underwriter of the federal securities laws, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law, but only to the extent, that such untrue statement or omission had been contained in any information furnished by such Selling Holder to the Company expressly for use in connection with such registration; provided, however, that (x) the indemnification required by this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Holder of Registrable Securities, which consent shall not be unreasonably withheld, and (y) in no event shall the amount of any indemnity under this Section 6(b) exceed the gross proceeds from the applicable offering received by such Selling Holder. In no event shall a Holder be jointly liable with any other Holder as a result of its indemnification obligations.

(c)     Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 6, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel retained by the indemnifying party (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. The failure to deliver written notice to the indemnifying party within a reasonable time  following the commencement of any such action, if not otherwise known by the indemnifying party, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6, to the extent of any material prejudice or forfeiture of substantial rights or defenses resulting therefrom but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 6. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party so long as such indemnified party shall have provided the indemnifying party with a written undertaking to reimburse the indemnifying party for all amounts so advanced if it is ultimately determined that the indemnified party is not entitled to indemnification hereunder. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to assume the defense of such action, claim or proceeding in a timely manner or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one additional firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

(d)    Contribution. If the indemnification required by this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 6:

                (i)   The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(a) and Section 6(b), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

               (iii)   The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 6(d)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)            Full Indemnification. If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 6 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 6(d)(i) hereof.

(f)             Survival. The obligations of the Company and the Selling Holders of Registrable Securities under this Section 6 shall survive the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Agreement, and otherwise.

Section 7.                Covenants of the Company.  The Company hereby agrees and covenants that it shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Securities Act and the Exchange Act.  If the Company is not required to file reports pursuant to the Exchange Act, upon the request of any Holder of Registrable Securities, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144.  The Company shall take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the Holders to Transfer Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any similar rule or regulation hereafter adopted by the Commission.

In connection with any sale, transfer or other disposition by a Holder of any Registrable Securities pursuant to Rule 144, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such transferred securities to be for such number of shares and registeredin such names as the Holder may reasonably request at least two Business Days prior to any sale of Registrable Securities.

Section 8. Miscellaneous.

(a)            Notices.  All notices and other communications given or made pursuant hereto shall be in writing and delivered by hand or sent by registered or certified mail (postage prepaid, return receipt requested) or by nationally recognized overnight air courier service and shall be deemed to have been duly given or made as of the date delivered if delivered personally, or if mailed, on the third Business Day after mailing (on the first Business Day after mailing in the case of a nationally recognized overnight air courier service) to the parties at the following addresses:

if to the Company, to:

Centerline Holding Company
625 Madison Avenue, 5th Floor
New York, New York 10022
Attention:    General Counsel

with a copy to:

Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, New York 10022
Attention:    Michael L. Zuppone, Esq.

and if to the Holder, to:

Related Special Assets, LLC
60 Columbus Circle
New York, New York 10023
Attention: Jeff T. Blau

with a copy to:

Reed Smith LLP
599 Lexington Avenue, 38th Floor
New York, New York 10022
Attention: Mark G. Pedretti, Esq.

Any party may by notice given in accordance with this Section 8(a) to the other parties designate another address or Person for receipt of notices hereunder.

                                (b)            Amendments and Waivers. This Agreement may be modified, amended or supplemented only by an instrument in writing signed by the Company and Holders holding a majority of the Registrable Securities; provided that consent to any modification, amendment or supplement by the Company shall require approval of not less than a majority of the Independent Trustees.

(c)    Waiver of Compliance; Consents.  Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver (which, in the case of a waiver by the Company, shall require the approval of not less than a majority of the Independent Trustees and in the case of the Holders, Holders holding a majority of the Registrable Securities), but such a waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent other failure.  Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8(c).

(d)    Governing Law.  This Agreement shall be governed by the laws of the State of New York without regard to the conflict of laws principles thereof.

(e)             Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.  Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby and thereby are fulfilled to the extent possible.

(f)    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)    Section Headings.  The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.  All references in this Agreement to Sections are to sections of this Agreement, unless otherwise indicated.

(h)    Entire Agreement.  This Agreement, together with the Securities Purchase Agreement and the Certificate of Designations for the Convertible Preferred Shares, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement.  There are no restrictions, promises, inducements, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein.  This Agreement and the Securities Purchase Agreement and the Certificate of Designations for the Convertible Preferred

Shares supersede all prior written or oral agreements and understandings between the parties with respect to the transactions.

   (i)   Successors, Assigns and Transferees.

           (i)   Except as expressly provided in this Section 8(i), the rights of the parties hereto cannot be assigned and any purported assignment or Transfer to the contrary shall be void ab initio.  So long as the terms of this Section 8(i) are followed, any Holder may assign any of its rights under this Agreement, without the consent of the Company, to any Person to whom such Holder Transfers any Registrable Securities or any rights to acquire Registrable Securities so long as such Transfer is not made pursuant to an effective Registration Statement or pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Securities Act or in any other manner or to any Person the effect or consequences of which is to cause the Transferred securities to be freely transferable without regard to the volume and manner of sale limitations set forth in Rule 144 (or any successor provision) in the hands of the transfer of the date of such Transfer.

          (ii)   Notwithstanding Section 8(i)(i), no Holder may assign any of its rights under this Agreement to any Person to whom such Holder Transfers any Registrable Securities if the Transfer of such Registrable Securities requires registration under the Securities Act.

        (iii)   No Person may be assigned any rights under this Agreement unless the Company is given written notice by the assigning party stating the name and address of the assignee, identifying the securities of the Company as to which the rights in question are being assigned, and providing a detailed description of the nature and extent of the rights that are being assigned; provided, however, that no such assignment shall be effective until (x) the Company receives the written notice pursuant to this Section 8(i)(iii) and (y) the assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of this Section 8(i).

(j)              Interpretation.

        (i)              The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  If any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumptions or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any provisions of this Agreement.

                                (ii)   All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                                (iii)   The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(k)             Further Assurances.  Each of the parties shall use reasonable efforts to execute and deliver to any other party such additional documents and take such other action, as any other party may reasonably request to carry out the intent of this Agreement and the transactions contemplated hereby.

(l)    Specific Performance.  The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first written above.

CENTERLINE HOLDING COMPANY By: ________________________ Name: Marc D. Schnitzer Title: President and Chief Executive Officer
RELATED SPECIAL ASSETS, LLC By: The Related Realty Group, Inc., its manager By: ______________________ Name: Jeff T. Blau Title: President

EXHIBIT C

Form of Legal Opinion of Richards, Layton & Finger, P.A.

C-1

EXHIBIT D

Form of Legal Opinion of Paul, Hastings, Janofsky & Walker, LLP

D-1

EXHIBIT E

Instrument of Accession

Reference is made to the Securities Purchase Agreement (the “Purchase Agreement”), dated as of January 25, 2008, between Centerline Holding Company, a statutory trust created under the laws of the state of Delaware, and Related Special Assets LLC, a Delaware limited liability company.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned,_______________________, as a condition precedent to becoming the owner or holder of record of _____________(_________) Convertible Preferred Shares hereby agrees to become a Purchaser party to and to be bound by all of the obligations of the Purchaser under the Purchase Agreement (other than with respect to Section 2.1 thereof), and shall be the recipient of all the rights of the Purchaser under the Purchase Agreement (other than with respect to Sections 7.1, 9.1 and 9.3 thereof).  The undersigned hereby makes to the Company (as of the date written below) the representations and warranties of the Purchaser contained in Article VI of the Purchase Agreement.  The Company hereby makes (as of the date of the Purchase Agreement) the representations and warranties of the Company contained in Article V of the Purchase Agreement, and the Company hereby agrees that the undersigned shall have all of the rights of the Purchaser under the Purchase Agreement (other than any rights provided to the Purchaser under Sections 2.1, 7.1, 9.1 and 9.3 thereof).  This Instrument of Accession shall take effect and shall become an integral part of the Purchase Agreement immediately upon execution and delivery to the Company of this Instrument of Accession.

The address for notification to the undersigned for purposes of Section 9.8 of the Purchase Agreement is as follows:

 _______________

Telephone:  _______________
Telecopy:  _______________
Attention:  _______________

IN WITNESS WHEREOF, the undersigned has caused this Instrument of Accession to be signed as of the date below written.

____________________

By:__________________
Name:
Title:

Agreed to and Accepted

CENTERLINE HOLDING COMPANY

E-1

By:      ______________________________
                                             Name:
                                             Title:

 E-2